EXHIBIT 2.1




                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            POGO PRODUCING COMPANY

                                  ALPHAC CO.

                                      AND

                              ARCH PETROLEUM INC.



                           DATED AS OF MAY 28, 1998

                               TABLE OF CONTENTS


                                  ARTICLE I
                                  THE MERGER

      1.1   The Merger; Effective Time of the Merger.........................2
      1.2   Closing..........................................................2
      1.3   Effects of the Merger............................................2

                                  ARTICLE II
            EFFECT OF THE MERGER ON THE CAPITAL STOCK AND CERTAIN
           INDEBTEDNESS OF THE CONSTITUENT CORPORATIONS;EXCHANGE OF
                                 CERTIFICATES

      2.1   Effect on Capital Stock..........................................2
      2.2   Exchange of Certificates.........................................3
      2.3   Effect on Certain Indebtedness...................................5

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

      3.1   Representations and Warranties of Arch...........................6
      3.2   Representations and Warranties of Pogo and Sub..................21

                                  ARTICLE IV
              COVENANTS RELATING TO CONDUCT OF BUSINESS OF ARCH

      4.1   Conduct of Business by Arch Pending the Merger..................26
      4.2   No Solicitation.................................................28

                                  ARTICLE V
                            ADDITIONAL AGREEMENTS

      5.1   Preparation of S-4 and the Proxy Statement......................29
      5.2   Access to Information...........................................30
      5.3   Arch Stockholders Meeting.......................................30
      5.4   Filings; Other Action...........................................30
      5.5   Agreements of Others............................................31
      5.6   Authorization for Shares and Stock Exchange Listing.............31
      5.7   Employee Matters................................................31
      5.8   Stock Options...................................................32
      5.9   Arch Bank Credit Facilities.....................................33

      5.10  Modification of Indebtedness and Equity.........................33
      5.11  Agreement to Defend.............................................33
      5.12  Public Announcements............................................33
      5.13  Other Actions...................................................33
      5.14  Advice of Changes; SEC Filings..................................34
      5.15  Reorganization..................................................34
      5.16  Accounting Matters..............................................34
      5.17  Indemnification. ...............................................34
      5.18  Announcement of Combined Operations.............................35

                                  ARTICLE VI
                             CONDITIONS PRECEDENT

      6.1   Conditions to Each Party's Obligation to Effect the Merger......35
      6.2   Conditions of Obligations of Pogo and Sub.......................36
      6.3   Conditions of Obligations of Arch...............................37

                                 ARTICLE VII
                          TERMINATION AND AMENDMENT

      7.1   Termination.....................................................38
      7.2   Effect of Termination...........................................40
      7.3   Amendment.......................................................40
      7.4   Extension; Waiver...............................................40

                                 ARTICLE VIII
                              GENERAL PROVISIONS

      8.1   Payment of Expenses.............................................41
      8.2   Survival of Certain Representations, Warranties and Agreements..41
      8.3   Notices.........................................................41
      8.4   Interpretation..................................................42
      8.5   Counterparts....................................................42
      8.6   Entire Agreement; No Third Party Beneficiaries..................42
      8.7   Governing Law...................................................42
      8.8   No Remedy in Certain Circumstances..............................43
      8.9   Assignment......................................................43

                           GLOSSARY OF DEFINED TERMS

Acquisition Proposal........................................   4.2(e)
Affiliates..................................................   5.5
Affiliate Notes.............................................   2.3(b)
Agreement...................................................   Preamble
APL.........................................................   3.1(f)
Arch........................................................   Preamble
Arch Common Stock...........................................   2.1
Arch Employee Benefit Plans.................................   3.1(l)(iii)
Arch ERISA Affiliate........................................   3.1(l)(i)
Arch Intangible Property....................................   3.1(n)
Arch Litigation.............................................   3.1(j)
Arch Order..................................................   3.1(j)
Arch Pension Plans..........................................   3.1(l)(i)
Arch Permits................................................   3.1(i)
Arch Preferred Stock........................................   3.1(b)
Arch Representatives........................................   4.2(a)
Arch SEC Documents..........................................   3.1(d)
Arch Stock Option...........................................   5.8(a)
Arch Stock Plan.............................................   3.1(b)
Average Closing Price.......................................   2.2(e)
Bank Credit Facilities......................................   5.9
CIGNA.......................................................   Recitals
CERCLA......................................................   3.1(o)(A)
Certificate of Merger.......................................   1.1
Certificates................................................   2.2(b)
Closing.....................................................   1.1
Closing Date................................................   1.2
Code........................................................   Recitals
Common Exchange Ratio.......................................   2.1(c)
Confidentiality Agreement...................................   5.2
Constituent Corporations....................................   1.3(a)
Convertible Preferred Stock.................................   Recitals
DGCL........................................................   1.1
Effective Time..............................................   1.1
Environmental Law...........................................   3.1(o)(A)
ERISA.......................................................   3.1(l)(i)
Evaluation Data.............................................   3.1(p)
Executives..................................................   5.7
Exchange Act................................................   3.1(c)(iii)
Exchange Agent..............................................   2.2(a)
Exchange Fund...............................................   2.2(a)

GAAP........................................................   3.1(d)
Governmental Entity.........................................   3.1(c)(iii)
Hazardous Materials.........................................   3.1(o)(B)
HSR Act.....................................................   3.1(c)(iii)
Indemnified Liabilities.....................................   5.17
Indemnified Parties.........................................   5.17
Injunction..................................................   6.1(e)
IRS.........................................................   3.1(k)(iii)
Leases......................................................   3.1(v)
Material Adverse Change.....................................   3.1(a)
Material Adverse Effect.....................................   3.1(a)
Merger......................................................   Recitals
Mezzanine...................................................   Recitals
Notes.......................................................   Recitals
NYSE........................................................   2.2(e)
Oil & Gas Knowledge.........................................   3.1(v)
Oil and Gas Properties......................................   3.1(v)
OSHA........................................................   3.1(m)(ii)
PBGC........................................................   3.1(l)(ii)
Pogo........................................................   Preamble
Pogo Common Stock...........................................   2.1(c)
Pogo Litigation.............................................   3.2(n)
Pogo Order..................................................   3.2(n)
Pogo Preferred Stock........................................   3.2(b)
Pogo SEC Documents..........................................   3.2(d)
Pogo Permits................................................   3.2(m)
Preferred Exchange Ratio....................................   2.1(d)
Pricing Period..............................................   2.1(a)
Proxy Statement.............................................   3.1(c)(iii)
Release.....................................................   3.1(o)(C)
Remedial Action.............................................   3.1(o)(D)
Returns.....................................................   3.1(k)(i)
S-4.........................................................   3.1(e)
SEC.........................................................   3.2(a)
Securities Act..............................................   3.1(d)
Securities Purchase Agreement...............................   2.3(a)
Series A Notes..............................................   Recitals
Series B Notes..............................................   Recitals
Significant Subsidiary......................................   3.2(a)
Stockholder Agreement.......................................   Recitals
Stockholders Meeting........................................   5.3
Surviving Corporation.......................................   1.3(a)
Sub.........................................................   Preamble

Subsidiary..................................................   3.1(a)
Taxes.......................................................   3.1(k)
TDC.........................................................   Recitals
TIC.........................................................   Recitals
TRAL........................................................   Recitals
Voting Debt.................................................   3.1(b)

                 SCHEDULES TO THE AGREEMENT AND PLAN OF MERGER

Schedule No.            Description

2.3(b)                  -- Affiliate Notes
3.1(a) -- Significant Subsidiaries; Jurisdiction of Incorporation 3.1(b) -- Capital Structure 3.1(c) -- Authority; No Violations; Consents and Approvals 3.1(d) -- SEC Documents 3.1(f) -- Absence of Certain Changes or Events 3.1(g) -- No Undisclosed Material Liabilities 3.1(h) -- No Default 3.1(i) -- Compliance with Applicable Laws 3.1(j) -- Litigation 3.1(k)( i), (ii), (iii),-- Taxes (vi) 3.1(l)(ii), (v) -- Pension and Benefit Plans; ERISA 3.1(m)(i), (ii) -- Labor Matters 3.1(n) -- Intangible Property 3.1(o) -- Environmental Matters 3.1(p) -- Proprietary Information 3.1(v) -- Oil and Gas 3.1(w) -- Title to Property 3.1(y) -- Leases and Wells 3.1(z) -- Marketing 3.2(b) -- Capital Structure 3.2(f) -- Absence of Certain Changes or Events 3.2(k) -- No Undisclosed Material
Liabilities 3.2(l) -- No Default 3.2(m) -- Compliance With Applicable Laws 3.2(n) -- Litigation 5.7 -- Employee Matters 6.3(c)(i) -- Representation Certificate of Pogo and Sub

6.3(c)(ii)              -- Representation Certificate of Arch



Exhibit A               -- Form of Affiliate Note
Exhibit B               -- Form of Rule 145 Letter
Exhibit C               -- Form of Affiliate Agreement
Exhibit D               -- Form of Resignation and Release

                         AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of May 28, 1998 (this "Agreement"), among Pogo Producing Company, a Delaware corporation ("Pogo"), Alphac, Inc., a Delaware corporation and a direct wholly owned subsidiary of Pogo ("Sub"), and Arch Petroleum Inc., a Delaware corporation ("Arch").

      WHEREAS, the Boards of Directors of Pogo, Sub and Arch each have determined that it is in the best interests of their respective stockholders for Sub to merge with and into Arch (the "Merger") upon the terms and subject to the conditions of this Agreement;

      WHEREAS,   concurrently  with  the  execution  and  delivery  hereof,  (a)
Threshold Development Company, a Delaware corporation ("TDC"), the owner of approximately 13.9% of the outstanding Arch Common Stock (as hereinafter defined), (b) The Travelers Indemnity Company ("TIC"), the beneficial owner of 436,364 shares of Arch's 8% Exchangeable Convertible Preferred Stock (the "Convertible Preferred Stock"), (c) The Travelers Life and Annuity Company ("TRAL"), the beneficial owner of $300,000 of Arch's 9.75% Series A Convertible Subordinated Notes due 2004 (the "Series A Notes") and $2,700,000 of Arch's Adjustable Rate Series B Subordinated Notes (the "Series B Notes" and, collectively with the Series A Notes, the "Notes"), which Notes are collectively convertible into 1,090,909 shares of Arch Common Stock, which is all of the Arch Common Stock that would be beneficially owned by TRAL, (d) Connecticut General Life Insurance Company ("CIGNA"), the beneficial owner of 39,829.5 shares of Convertible Preferred Stock and $27,373 of Series A Notes, $246,361 of Series B Notes, which Notes are collectively convertible into 99,540 shares of Arch Common Stock, which is all of the Arch Common Stock that would be beneficially owned by CIGNA, (e) CIGNA Mezzanine Partners III, L.P. ("Mezzanine"), the beneficial owner of 187,454.5 shares of Convertible Preferred Stock, $128,900 of Series A Notes and $1,160,100 of Series B Notes, which Notes are convertible into 468,727 shares of Arch Common Stock, which is all of the Arch Common Stock that would be beneficially owned by Mezzanine, and (f) The Lincoln National Life Insurance Company ("Lincoln"), the beneficial owner of 63,625 shares of Convertible Preferred Stock, $43,727 of Series A Notes and $393,539 of Series B Notes, which Notes are convertible into 159,005 shares of Arch Common Stock , which is all of the Arch Common Stock that would be beneficially owned by Lincoln, are each entering into a Stockholder Agreement (individually, a "Stockholder Agreement" and collectively, the "Stockholder Agreements") with Pogo providing for, among other things, the voting of the shares of Convertible Preferred Stock and Arch Common Stock, as applicable, owned by it;

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

      WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests; and

      WHEREAS, Pogo, Sub and Arch desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

      1.1 The Merger; Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into Arch at the Effective Time (as hereinafter defined). The Merger shall become effective immediately when a certificate of merger (the "Certificate of Merger"), prepared and executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware (the "Effective Time"). The filing of the Certificate of Merger shall be made as soon as practicable on or after the closing of the Merger (the "Closing").

      1.2 Closing. The Closing shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions set forth in Article VI (the "Closing Date"), at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, unless another date or place is agreed to in writing by the parties.

      1.3 Effects of the Merger. (a) At the Effective Time: (i) Sub shall be merged with and into Arch, the separate existence of Sub shall cease and Arch shall continue as the surviving corporation (Sub and Arch are sometimes referred to herein as the "Constituent Corporations" and Arch is sometimes referred to herein as the "Surviving Corporation"); (ii) the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation;
(iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation; and (iv) the Surviving Corporation shall succeed to and assume all of the rights and obligations of Sub in accordance with the DGCL.

      (b) The directors and officers of Sub at the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                  ARTICLE II

            EFFECT OF THE MERGER ON THE CAPITAL STOCK AND CERTAIN
                INDEBTEDNESS OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

      2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.01 per share, of Arch ("Arch Common Stock"), Convertible Preferred Stock or capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and outstanding share of the common stock of Sub shall be converted into and become 10 fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation.

            (b) Cancellation of Treasury Stock. Each share of Arch Common Stock and all other shares of capital stock of Arch that are owned by Arch as treasury stock of Arch shall be canceled and retired and shall cease to exist and no Pogo Common Stock (as hereinafter defined) or other consideration shall be delivered or deliverable in exchange therefor.

            (c) Exchange Ratio for Arch Common Stock. Each share of Arch Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into 0.09615 of a duly authorized, validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of Pogo, together with any associated right to acquire shares of Pogo Series A Junior Convertible Preferred Stock (collectively, the "Pogo Common Stock"), such 0.09615 of a share of Pogo Common Stock for each share of Arch Common Stock being referred to herein as the "Common Exchange Ratio". All such shares of Arch Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Pogo Common Stock and cash in lieu of fractional shares of Pogo Common Stock as contemplated by Section 2.2(e), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

            (d) Exchange Ratio for Convertible Preferred Stock. Each share of Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into 0.9615 of a duly authorized, validly issued, fully paid and non-assessable share of Pogo Common Stock, such 0.9615 of a share of Pogo Common Stock for each share of Arch Convertible Preferred Stock being referred to herein as the "Preferred Exchange Ratio". All such shares of Convertible Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Pogo Common Stock and cash in lieu of fractional shares of Pogo Common Stock as contemplated by Section 2.2(e), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest. Accrued but unpaid dividends on each share of Convertible Preferred Stock through the Effective Time, whether or not declared, shall be paid in cash at the Effective Time.

            (e) Treatment of Stock Options. Each outstanding Arch Stock Option (as defined in Section 5.8) shall be treated as provided in Section 5.8.

      2.2   Exchange of Certificates.

      (a) Exchange Agent. As of the Effective Time, Pogo shall deposit, or cause to be deposited, with Pogo's transfer agent for Pogo Common Stock or such other bank or trust company designated by Pogo and reasonably acceptable to Arch (the "Exchange Agent"), for the benefit of the holders of shares of Arch Common Stock and Convertible Preferred Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Pogo Common Stock (such shares of Pogo Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Arch Common Stock and Convertible Preferred Stock, together with cash in lieu of fractional shares as provided herein. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Pogo Common Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

      (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Arch Common Stock or Convertible Preferred Stock, as the case may be (the "Certificates"), which holder's shares of Arch Common Stock and Convertible Preferred Stock were converted into the right to receive shares of Pogo Common Stock pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Pogo may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Pogo Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Pogo, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Pogo Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and cash in lieu of fractional shares of Pogo Common Stock as contemplated by Section 2.2(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Arch Common Stock or Convertible Preferred Stock which is not registered in the transfer records of Arch, a certificate representing the appropriate number of shares of Pogo Common Stock may be issued to a transferee if the Certificate representing such Arch Common Stock or Convertible Preferred Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Pogo Common Stock and cash in lieu of any fractional shares of Pogo Common Stock as contemplated by this Section 2.2.

The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Pogo Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

      (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Pogo Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of Pogo Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Pogo Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Pogo Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Pogo Common Stock.

      (d) No Further Ownership Rights in Arch Common Stock or Convertible Preferred Stock. All shares of Pogo Common Stock issued upon the surrender for exchange of shares of Arch Common Stock and Convertible Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Arch Common Stock and Convertible Preferred Stock, as applicable, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Arch Common Stock or Convertible Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

      (e) No Fractional Shares. Prior to determining if any fractional shares of Pogo Common Stock are due to a holder of either Arch Common Stock or Convertible Preferred Stock, the number of shares of Pogo Common Stock to be received by such holder on account of all shares of both Arch Common Stock and Convertible Preferred Stock held by such holder shall be aggregated. In the event that any such holder is still due a fractional share of Pogo Common Stock, no certificates or scrip representing such fractional share of Pogo Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this
Article II, and, except as provided in this Section 2.2(e), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interest shall not entitle the owner thereof to vote or to any rights of a security holder of Pogo. In lieu of any fractional security, each holder of shares of Arch Common Stock and Convertible Preferred Stock who would otherwise have been entitled to a fraction of a share of Pogo Common Stock upon surrender of Certificates for exchange pursuant to this
Article II will be paid an amount in cash (without interest) equal to the Average Closing Price multiplied by the fractional interest the holder would otherwise be entitled to receive. "Average Closing Price" shall mean the average of the per share closing prices of Pogo Common Stock as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange, Inc. ("NYSE") for the twenty consecutive trading days ending immediately prior to the second trading day prior to the Closing Date (the "Pricing Period"), appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or similar transactions.

      (f) Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional shares of Pogo Common Stock made available to the Exchange Agent that remain undistributed to the former stockholders of Arch for one year after the Effective Time shall be delivered to Pogo, upon demand, and any stockholders of Arch who have not theretofore complied with this Article II shall thereafter look only to Pogo for payment of their claim for Pogo Common Stock, any cash in lieu of fractional shares of Pogo Common Stock and any dividends or distributions with respect to Pogo Common Stock.

      (g) No Liability. Neither Pogo nor Arch shall be liable to any holder of shares of Arch Common Stock, Convertible Preferred Stock or Pogo Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Pogo Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      2.3   Effect on Certain Indebtedness.

      (a) Conversion of the Notes. At the Effective Time, TRAL, CIGNA, Lincoln and Mezzanine, being all of the holders of the Notes, shall each convert the Notes owned by it into such number of shares of Pogo Common Stock as is equal to
(i) the unpaid principal amount of such Notes divided by (ii) $2.75 per share of Arch Common Stock, multiplied by (iii) the Common Exchange Ratio. The conversion price for the Notes will also be subject, if applicable, to adjustment as described in Section 11.3 of the Securities Purchase Agreement, dated as of October 15, 1994, by and between the holder of such Note and Arch (the "Securities Purchase Agreement") as a result of any events that occur because of actions taken by Arch or Pogo from and after the date of this Agreement. Accrued unpaid interest on each Note through the Effective Time, shall be paid in cash at the Effective Time. In addition, cash shall be payable to TRAL, CIGNA, Lincoln and Mezzanine in lieu of any fractional interests that such parties would otherwise be entitled pursuant to the foregoing conversion, calculated in a manner similar to that set forth in Section 2.2(e) hereof.

      (b) Affiliate Notes. At the Effective Time, all of the notes receivable from, and loans to, officers of Arch set forth on Schedule 2.3(b) (the "Affiliate Notes") shall be, at the officer's choice, (i) repaid in full (including principal and accrued interest through the Closing Date) or (ii) amended and restated in substantially the form of the note and security agreement set forth as Exhibit A hereto.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of Arch. Arch represents and warrants to Pogo and Sub on its own behalf and on behalf of each of its Subsidiaries as follows:

      (a) Organization, Standing and Power. Each of Arch and its Subsidiaries (as hereinafter defined) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as defined below) on Arch. Arch has heretofore delivered to Pogo complete and correct copies of its Certificate of Incorporation, as amended and corrected and Bylaws. All Subsidiaries of Arch and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a). As used in this Agreement a "Material Adverse Effect" or "Material Adverse Change" shall mean, in respect of Arch, Pogo, or any named Subsidiary of either party, as the case may be, any effect or change that is or, as far as can be reasonably determined, is reasonably likely to be, materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operation of such party and its Subsidiaries taken as a whole. As used in this Agreement, "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership); or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

      (b) Capital Structure. As of the date hereof, the authorized capital stock of Arch consists of 50,000,000 shares of Arch Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share ("Arch Preferred Stock"). At the close of business on March 31, 1998: (i) 17,321,804 shares of Arch Common Stock and 727,273 shares of Arch Preferred Stock (all of which were Convertible Preferred Stock) were issued and outstanding, (ii) 339,300 shares of Arch Common Stock were reserved for issuance pursuant to outstanding options under Arch's Stock Option Plan (the "Arch Stock Plan"), (iii) 7,272,727 shares of Arch Common Stock were reserved for issuance upon conversion of the Convertible Preferred Stock pursuant to the Securities Purchase Agreement, (iv) 100,000 shares of Arch Common Stock were held by Arch in its treasury; and (v), except for 1,818,181 shares of Arch Common Stock reserved for issuance upon conversion of the Notes pursuant to the Securities Purchase Agreement, no other bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote
(collectively, including the Notes, "Voting Debt") were issued or outstanding with respect to Arch. Except as set forth on Schedule 3.1(b), all outstanding shares of Arch Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. Except as set forth on
Schedule 3.1(b), all outstanding shares of capital stock of the Subsidiaries of Arch are owned by Arch, or a direct or indirect wholly owned Subsidiary of Arch, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.1(b) or on Schedule 3.1(b) and except for changes since March 31, 1998 resulting from the exercise of employee stock options granted pursuant to the Arch Stock Plan, there are outstanding or reserved for issuance: (i) no shares of capital stock, Voting Debt or other voting securities of Arch; (ii) no securities of Arch or any Subsidiary of Arch convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Arch or any Subsidiary of Arch; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Arch or any Subsidiary of Arch is a party or by which it is bound in any case obligating Arch or any Subsidiary of Arch to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Arch or of any Subsidiary of Arch, or obligating Arch or any Subsidiary of Arch to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except for the Stockholder Agreements or as set forth on Schedule 3.1(b), there are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Arch is a party or of which Arch is aware relating to the voting of any shares of the capital stock of Arch that will limit in any way the solicitation of proxies by or on behalf of Arch from, or the casting of votes by, the stockholders of Arch with respect to the Merger. Except as set forth on Schedule 3.1(b), there are no restrictions on Arch to vote the stock of any of its Subsidiaries.

      (c)   Authority; No Violations; Consents and Approvals.

            (i) The Board of Directors of Arch has unanimously approved (subject to approval by the stockholders of Arch in accordance with the DGCL) the Merger and this Agreement and declared the Merger and this Agreement to be in the best interests of the stockholders of Arch. Arch has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Arch in accordance with the DGCL, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Arch, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Arch in accordance with the DGCL. This Agreement has been duly executed and delivered by Arch and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Arch in accordance with the DGCL, and assuming this Agreement constitutes the valid and binding obligation of Pogo and Sub, constitutes a valid and binding obligation of Arch enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

            (ii) Except as set forth on Schedule 3.1(c), the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Arch or any of its Subsidiaries under, or otherwise result in a detriment to
Arch or any of its Subsidiaries under, any provision of (A) the Certificate of Incorporation, as amended and corrected, or Bylaws of Arch or any provision of the comparable  charter or organizational  documents of any of its Subsidiaries,
(B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement (including, without limitation, any pre-emptive rights or rights of first refusal with respect to oil and gas interests), instrument, permit, concession, franchise or license applicable to Arch or any of its Subsidiaries,
(C) any joint operating agreement or joint venture or other ownership arrangement or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(c)(iii) are duly and timely obtained or made and the approval of the Merger and this Agreement by the stockholders of Arch has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Arch or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B), (C) or (D), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, would not have a Material Adverse Effect on Arch or materially impair the ability of Arch to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Notwithstanding the foregoing, no representation or warranty is made with respect to Evaluation Data (as hereinafter defined), which is covered exclusively by Section 3.1(p).

            (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Arch or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Arch or the consummation by Arch of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on Arch, except for: (A) the filing of a premerger notification report by Arch under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the appropriate filings or notifications as may be required by Canadian laws; (C) the filing with the SEC (as defined hereafter) of (x) a proxy statement in preliminary and definitive form (including any amendment or supplements thereto) on Form S-4 of the Securities Act (as hereinafter defined) relating to the meeting of Arch's stockholders to be held in connection with the Merger (the "Proxy Statement") and any other filings as may be required under the Securities Act and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (D) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; and (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation.

      (d) SEC Documents. Arch has made available to Pogo a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Arch with the SEC since December 31, 1997 and prior to the date of this Agreement (the "Arch SEC Documents")
which are all the documents (other than preliminary materials) that Arch was required to file with the SEC during such period. Except as disclosed on
Schedule 3.1(d), as of their respective dates, the Arch SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Arch SEC Documents, and none of the Arch SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Arch included in the Arch SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments, any other adjustments described therein, and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules and regulations promulgated thereunder) the consolidated financial position of Arch and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Arch and its consolidated Subsidiaries for the periods presented therein. For purposes of this Section 3.1(d), any amendment to any information contained in any Arch SEC document duly filed with the SEC prior to the date of this Agreement shall be deemed to have been filed on the date that the original Arch SEC Document being amended was filed. Except as disclosed in the Arch SEC Documents or in Schedule 3.1(d), there are no agreements, arrangements or understandings between Arch and any party who is at the date of this Agreement or was at any time prior to the date hereof but after December 31, 1997 an Affiliate of Arch that are required to be disclosed in the Arch SEC Documents.

      (e) Information Supplied. None of the information supplied or to be supplied by Arch for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Pogo in connection with the issuance of shares of Pogo Common Stock in the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Arch and included or incorporated by reference in the Proxy Statement will, at the date mailed to stockholders of Arch or at the time of the meeting of such stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Arch or any of its Subsidiaries, or with respect to other information supplied by Arch for inclusion in the Proxy Statement or the S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Arch.

      (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the Arch SEC Documents or on
Schedule 3.1(f), or except as contemplated by this Agreement, since December 31, 1997, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Arch's capital stock; (ii) any amendment of any material term of any outstanding equity security of Arch or any Subsidiary; (iii) any repurchase, redemption or other acquisition by Arch or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Arch or any Subsidiary, except as contemplated by Arch Employee Benefit Plans; (iv) any material change in any method of accounting or accounting practice or any tax method, practice or election by Arch or any Subsidiary; (v) options granted under the Arch Stock Plan or any other agreement; or (vi) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had a Material Adverse Effect on either Arch or Arch Petroleum Ltd., a Canadian corporation ("APL").

      (g) No Undisclosed Material Liabilities. Except as disclosed or reflected in the Arch SEC Documents or on Schedule 3.1(g), as of the date hereof, neither Arch nor any of its Subsidiaries has incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would have a Material Adverse Effect on either Arch or APL, other than liabilities under this Agreement.

      (h) No Default. Neither Arch nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charter, organizational documents and by-laws,
(ii) except as disclosed in Schedule 3.1(h), any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Arch or any of its Subsidiaries is now a party or by which Arch or any of its Subsidiaries or any of their respective properties or assets may be bound or
(iii)  any  order,  writ,  injunction,   decree,  statute,  rule  or  regulation
applicable  to Arch or any of its  Subsidiaries,  except in the case of (ii) and
(iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on either Arch or APL.

      (i) Compliance with Applicable Laws. Arch and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Arch Permits"), except where the failure so to hold would not have a Material Adverse Effect on either Arch or APL. Arch and its Subsidiaries are in compliance with the terms of the Arch Permits, except where the failure so to comply would not have a Material Adverse Effect on either Arch or APL. Except as disclosed in the Arch SEC Documents or as set forth on the disclosure schedules hereto, the businesses of Arch and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on either Arch or APL. Except as set forth on Schedule 3.1(i), as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Arch or any of its Subsidiaries is pending or, to the knowledge of Arch as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on either Arch or APL. Schedule 3.1(i) sets forth each such failure to hold or comply with the terms of Arch Permits, each such violation of law, ordinance or regulation of any Governmental Entity and each such pending or threatened investigation or review by any Governmental Entity existing on the date hereof that involves amounts in excess of $100,000, notwithstanding the fact that such failure to hold or comply or such violation of law, ordinance or regulation may not constitute a Material Adverse Effect on either Arch or APL.

      (j)  Litigation.  Except  as  disclosed  in the Arch SEC  Documents  or on
Schedule 3.1(j) hereto, there is no suit, action or proceeding pending, or, to the best knowledge of Arch, threatened against or affecting Arch or any Subsidiary of Arch ("Arch Litigation"), and Arch and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Arch Litigation, that (in any case) would have a Material Adverse Effect on Arch, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Arch or any Subsidiary of Arch ("Arch Order") that would have a Material Adverse Effect on Arch or materially impair the ability of Arch to consummate the transactions contemplated by this Agreement. Notwithstanding the fact that the uninsured exposure or losses under all claims and judgments pending may not constitute a Material Adverse Effect on Arch, the aggregate reasonable estimate of uninsured exposures or losses under all claims and judgments pending, or to the knowledge of Arch as of the date hereof, threatened, pursuant to all Arch Litigation and Arch Orders, existing on the date hereof, excluding individual, unrelated claims or judgments of less than $10,000 each, does not exceed $100,000.

      (k)   Taxes.

            (i) Except as set forth on Schedule 3.1(k)(i), each of Arch, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which any such corporation or limited liability company is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all federal and all material state, local, foreign and other returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes (as hereinafter defined), (B) duly paid or deposited on a timely basis all Taxes that are due and payable (except to the extent not material in the aggregate or to the extent that liability therefor is reserved for in Arch's most recent audited financial statements) for which Arch or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Arch and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

            (ii) Schedule 3.1(k)(ii) sets forth (A) the last taxable period through which the federal income Tax Returns of Arch and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or, in the case of APL, Revenue Canada, or otherwise closed and (B) any affiliated, consolidated, combined, unitary or similar group or Return in which Arch or any of its Subsidiaries is or has been a member or is or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in Arch's most recent audited financial statements. Except as adequately provided for in the Arch SEC Documents, no material audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which Arch or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed in writing or assessed pursuant to such examination against Arch or any of its Subsidiaries by any authority with respect to any period other than as set forth in Schedule 3.1(k)(ii).

            (iii) Except as disclosed on Schedule 3.1(k)(iii), neither Arch nor any of its Subsidiaries has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any income or franchise Taxes for which Arch or any of its Subsidiaries would be liable or
(ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local, foreign or other income tax law that relates to the assets or operations of Arch or any of its Subsidiaries.

            (iv) Neither Arch nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Arch or any of its Subsidiaries.

            (v) Except as set forth in Arch SEC  Documents  or as  disclosed  on
Schedule 3.1(k)(vi), neither Arch nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

      For purposes of this Agreement, "Taxes" shall mean all federal, state, county, local, foreign or other taxes, charges, fees, levies, imposts, duties, licenses or other assessments, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority.

      (l) Pension and Benefit Plans; ERISA.

            (i) All "employee pension plans," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Arch or any of its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Arch under Section 414(b), (c), (m) or (o) of the Code ("Arch ERISA Affiliate") or to which Arch or any of its Subsidiaries or any Arch ERISA Affiliate contributed or is obligated to contribute thereunder (the "Arch Pension Plans") intended to qualify under Section 401 of the Code so qualify and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and, to the knowledge of Arch as of the date hereof, nothing has occurred with respect to the operation of the Arch Pension Plans that could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the Code that would have a Material Adverse Effect on Arch.

            (ii) As to the Arch Pension Plans and as to the "employee pension benefit plans" maintained or contributed to by Arch, its Subsidiaries or by any Arch ERISA Affiliate within six years prior to the Effective Time subject to Title IV of ERISA, there has been no event or condition which presents a material risk of termination, no notice of intent to terminate has been given under

Section 4041 of ERISA and no proceeding has been instituted under Section 4042 of ERISA to terminate, such that would result in a material liability to Arch, its Subsidiaries, or Arch ERISA Affiliates; no material liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred; no material accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred; and the assets of each Arch Pension Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Arch Pension Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

            (iii) There is no violation of ERISA with respect to the filing of applicable reports, documents, and notices regarding all the "employee benefit plans," as defined in Section 3(3) of the ERISA and all other material employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by Arch or any of its Subsidiaries or to which Arch or any of its Subsidiaries contributed or is obligated to contribute thereunder (all such plans, other than the Arch Pension Plans, being hereinafter referred to as the "Arch Employee Benefit Plans"), or Arch Pension Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Arch Employee Benefit Plans or Arch Pension Plans, which violation would have a Material Adverse Effect on Arch.

            (iv) Except as disclosed on Schedule 3.1(l)(iv), the Arch Employee Benefit Plans and Arch Pension Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, all contributions to the Arch Employee Benefit Plans and Arch Pension Plans have been timely made pursuant to their terms, there is no material liability for breaches of fiduciary duty in connection with the Arch Employee Benefit Plans and Arch Pension Plans, there have been no material defaults, violations, actions, suits or claims pending (except ordinary claims for benefits), or, to the knowledge of Arch, threatened respecting the Arch Employee Benefit Plans and Arch Pension Plans, and neither Arch nor any of its Subsidiaries has engaged in a material "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to the Arch Employee Benefit Plans and Arch Pension Plans.

            (v) Except as disclosed or referenced on Schedule 3.1(l)(v), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee or group of employees of Arch or any of its Subsidiaries; (ii) increase any benefits otherwise payable under any Arch Employee Benefit Plan or Arch Pension Plan or the profit sharing plan of Arch or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Except as disclosed or referenced on Schedule 3.1(l)(v) or in the Arch SEC Documents, there are no severance agreements or employment agreements between Arch or any of its Subsidiaries and any employee of Arch or such Subsidiary.

      True and correct copies of all such severance agreements and employment agreements have been provided to Pogo. Except as set forth or otherwise referenced on Schedule 3.1(l)(v), neither Arch nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving compensation in excess of $10,000, except as are terminable upon one month's notice or less.

            (vi) No stock or other security issued by Arch or any of its Subsidiaries forms or has formed a material part of the assets of any funded Arch Employee Benefit Plan or Arch Pension Plan other than the Arch Stock Plan.

            (vii) Neither Arch nor any of its Subsidiaries nor any Arch ERISA Affiliate contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA.

            (viii) Set forth on schedule 2.3(b) is a complete list of all Affiliate Notes, setting forth the amounts owed by such officer.

      (m)   Labor Matters.

            (i) Except as set forth in Schedule 3.1(m)(i) hereto, as of the date of this Agreement, (1) no employees of Arch or any of its Subsidiaries are represented by any labor organization; (2) no labor organization or group of employees of Arch or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (3) to the knowledge of Arch, there are no organizing activities involving Arch or any of its Subsidiaries pending with any labor organization or group of employees of Arch or any of its Subsidiaries.

            (ii) Except as set forth on Schedule 3.1(m)(ii) hereto, Arch and each of its Subsidiaries is in compliance with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health (including the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq. ("OSHA")), workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes, except where the failure to comply would not have a Material Adverse Effect on Arch.

      (n) Intangible Property. Arch and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of Arch and its Subsidiaries (collectively, the "Arch Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not have a Material Adverse Effect on Arch. Except as set forth on
Schedule 3.1(n), all of the Arch Intangible Property is owned by Arch or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that would not have a Material Adverse Effect on Arch, and neither Arch nor any such Subsidiary has forfeited or otherwise relinquished any Arch Intangible Property which forfeiture would result in a Material Adverse Effect. To the knowledge of Arch, the use of the Arch Intangible Property by Arch or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made. Neither Arch nor any of its Subsidiaries has received any written notice of any claim or otherwise knows that any of the Arch Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Arch Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not have a Material Adverse Effect on Arch.

      (o)   Environmental Matters.

      For purposes of this Agreement:

            (A) "Environmental Law" means any applicable law, rule or regulation (including, without limitation, any applicable U.S. federal, state or local and any applicable foreign national, provincial or local law, rule or regulation) regulating or prohibiting Releases into any part of the environment, or pertaining to the protection of natural resources and the environment, including the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date.

            (B) "Hazardous Material" means any substance, material or waste which is regulated pursuant to any Environmental Law by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States or Canada, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law;

            (C) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment; and

            (D) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under any Environmental Law, to (I) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the environment; (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (IV) bring the applicable party into compliance with any Environmental Law.

            (i) Except as disclosed on Schedule 3.1(o), the operations of Arch and its Subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect on Arch or APL;

            (ii)  Except  as  disclosed  on  Schedule   3.1(o),   Arch  and  its
Subsidiaries have obtained and will, as of the Closing Date, maintain all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would have a Material Adverse Effect on Arch or APL;

            (iii) Except as disclosed on Schedule 3.1(o), as of the date hereof Arch and its Subsidiaries are not subject to any outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material except for such orders or contracts that would not have a Material Adverse Effect on Arch or APL;

            (iv) Except as disclosed on Schedule 3.1(o), Arch and its Subsidiaries have not received any written communication in the last two years alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect on Arch or APL;

            (v) Except as disclosed on Schedule 3.1(o), to the knowledge of Arch or APL, neither Arch nor any of its Subsidiaries has any contingent liability in connection with the Release of any Hazardous Material into the environment (whether on-site or off-site) that would have a Material Adverse Effect on Arch;

            (vi) Except as disclosed on Schedule 3.1(o), the operations of Arch or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any foreign or state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Arch; and

            (vii) Except as disclosed on Schedule 3.1(o), to the knowledge of Arch as of the date hereof, there is not now on or in any property of Arch or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any friable asbestos-containing materials, or (C) any polychlorinated biphenyls, any of which ((A), (B), or (C) preceding) would have a Material Adverse Effect on Arch.

      (p) Maps, Geological, Geophysical Libraries and other Proprietary Information. Except as set forth on Schedule 3.1(p), to Arch's knowledge, (i)
either Arch or its Subsidiaries own, or have a right to use without any limitations or restrictions adversely affecting the use of the same in the ordinary conduct of their business, subject to all applicable license agreements, laws, rules and regulations, including without limitation, directives, orders or similar actions of the province of Alberta's Energy Resources Conservation Board, all technology, know-how, processes, maps, seismic records, well logs, core samples, interpretations and programs, and all seismic, geological, engineering and geophysical information and libraries and other proprietary information now used in the conduct of their business (collectively, "Evaluation Data"), and (ii) the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights or breach any agreements with third party vendors or require payments of additional sums thereto. Except as set forth on Schedule 3.1(p), no claims have been asserted by any person challenging Arch's or its Subsidiaries' right to use or obtain access to any such Evaluation Data and no person has overtly challenged or questioned the right of Arch or any of its Subsidiaries to copy, modify, use or distribute the same within the terms governing Arch's or its Subsidiaries' use of such Evaluation Date, nor to Arch's knowledge, is there any reasonable basis for any such claim, challenge or question. Except as set forth on Schedule 3.1(p), the manner in which Arch or its Subsidiaries have actually used or copied such Evaluation Data does not infringe on the rights of any persons.

      (q) Vote Required. The affirmative vote of the holders of (i) a majority of the outstanding shares of Arch Common Stock, and (ii) two-thirds of the shares of the outstanding Convertible Preferred Stock are the only votes of the holders of any class or series of Arch capital stock necessary to approve this Agreement and the transactions contemplated hereby.

      (r) Beneficial Ownership of Pogo Common Stock. As of the date hereof, assuming the accuracy of the representation set forth in Section 3.2(b), neither Arch nor its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any Pogo Common Stock.

      (s) Insurance. Arch has delivered to Pogo an insurance schedule of Arch's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. Arch maintains insurance coverage reasonably adequate for the operation of the business of Arch and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

      (t) Brokers. No broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Arch.

      (u) Accounting Matters. Arch has previously (i) requested its outside accountants to disclose to Pogo any actions taken by Arch or any of its affiliates, and (ii) accurately answered all written questions posed by Pogo, that in either such case are relevant to the determination of the treatment of the business combination to be effected by the Merger as a pooling of interests for accounting purposes.

      (v) Title to Oil and Gas Properties; Performance of Obligations; no Defaults or Violations; Material Oil and Gas Contracts. For purposes of this Agreement, the term "Oil and Gas Properties" shall mean all of the royalty interests, oil and gas leases or oil, gas and mineral leases owned by Arch and its Subsidiaries and described or referred to in Schedule 3.1(v), the leasehold estates created thereby and any other real property interest described in
Schedule 3.1(v), together with all the property and rights incident and appurtenant thereto, including without limitation the undivided interests of either Arch or APL (as specified on Schedule 3.1(v)) in and to such leases and the lands covered thereby and the wells or units located thereon or applicable thereto, all as set forth in Schedule 3.1(v). Neither Arch nor APL warrant title to the Oil and Gas Properties, but Arch does represent and warrant that (i) they have done no act or thing whereby any of the Oil and Gas Properties may be canceled or terminated and, to Arch's and APL's knowledge on the basis of (A) its actual knowledge, (B) with respect to properties which Arch, APL or TDC operate, what a prudent joint operator should have known, and
(C) with respect to properties that are not operated by Arch, APL or TDC, what a prudent person in the conduct of his business should have known ((A), (B) and (C) are hereinafter referred to "Oil & Gas Knowledge") no other party has done any such thing; (ii) except as disclosed on Schedule 3.1(v), and except as may be provided in any oil and gas contract entered into in the ordinary course, neither Arch nor APL have created any lien or encumbrance upon or against any of the Oil and Gas Properties; (iii) except as disclosed on Schedule 3.1(v), none of the Oil and Gas Properties are subject to reduction or conversion (A) by reference to payout of any well or (B) otherwise pursuant to a right created by, through or under either Arch or APL; (iv) to the Oil & Gas Knowledge of Arch, or APL, as applicable, may enter into and upon, and hold and enjoy the lands included in or comprising the Oil and Gas Properties for the respective terms of the oil and gas leases or oil, gas and mineral leases including in or comprising the Oil and Gas Properties (collectively, the "Leases") and all renewals or extensions thereof without any interruption of or by the vendors to either Arch or APL or any other person claiming by, through or under such vendors; (v) all rentals, royalties and all ad valorem, income, property, production, severance and similar taxes and assessments on or measured by the ownership of the Oil and Gas Properties or the production of petroleum substances from the Oil and Gas Properties or the receipt of proceeds therefrom payable prior to the Closing Date have been duly and properly paid; provided that with respect to Oil and Gas Properties not operated by either Arch or APL, Arch or APL, as applicable, makes the representation set out in this clause (v) only on the basis of Arch's and APL's respective Oil & Gas Knowledge; (vi) to Arch's and APL's Oil & Gas Knowledge, each have complied with, performed, observed and satisfied all material terms, conditions, obligations, and liabilities which have heretofore arisen and were the obligations of either Arch or APL under any of the provisions of any contract or agreement (including any Lease) affecting any Oil and Gas Property or any statute, rule, regulation, permit, order, writ, injunction, or decree of any governmental agency or court relating to any Oil and Gas Property, and, to Arch's and APL's Oil & Gas Knowledge, where the performance, observance, or satisfaction of any such material term, condition, obligation or liability is or was the responsibility of another party, such other party has so performed, observed and satisfied the same; (vii) neither Arch nor APL is in material default, nor does either Arch or APL have any knowledge of, nor has Arch or APL been informed of, any material default or received notice of any material default by any other party, under any contract relating to an Oil and Gas Property or agreement (including any Lease), or otherwise relating to any Oil and Gas Property; provided that with respect to any such contract or agreement relating to any Oil and Gas Property not operated by either Arch or APL, Arch or APL, as applicable, makes the representation set out in this clause (vii) only to Arch's and APL's Oil & Gas Knowledge; (viii) neither Arch nor APL has received, nor to the knowledge of Arch and APL has any other party received, any notice of the occurrence of a material violation, nor is Arch or APL aware that any material violation is occurring or has occurred, in respect of operations relating to the Oil and Gas Properties; provided that in respect of operations relating to Oil and Gas Properties not operated by either Arch or APL, Arch makes the representations set out in this clause (viii) only to Arch's and APL's Oil & Gas Knowledge; and (ix) Schedule 3.1(v) lists all joint ventures, partnerships, or contracts for the sale or processing of gas pursuant to which either Arch or APL has mandatory capital expenditure obligations in excess of $250,000 annually; and (x) Schedule 3.1(v) lists all executory contracts pursuant to which either Arch or APL have agreed to purchase, sell or exchange Oil and Gas Properties for consideration or having a value in excess of $50,000.

      (w) Title to Other Properties. Arch or its Subsidiaries, as applicable, have defensible title to, or a valid right to use and enjoy, all of their properties and assets, real and personal, tangible and intangible (other than the Oil and Gas Properties, which are the subject of Section 3.1(v) above) used in connection with the operation of the Oil and Gas Properties and the marketing of production therefrom; provided that with respect to such properties and assets which are used in the operation of Oil and Gas Properties not operated by either Arch or APL, Arch makes the foregoing representation only as to Arch's and APL's Oil & Gas Knowledge. Except as set forth on Schedule 3.1(w), all of such properties are free of any mortgage, pledge, lien, charge, encumbrance or other adverse claim, created or arising, through or under Arch or such Subsidiary and to Arch's and APL's Oil & Gas Knowledge, all of such properties are free of any other mortgage, pledge, lien, charge, encumbrance or recorded adverse claim howsoever created or arising.

      (x) Personalty, Equipment and Fixtures Equipment. All wells, platforms, fixtures, facilities, pipelines, gas plants, vehicles, personal property and equipment owned or leased by Arch or its Subsidiaries and used in its operations or attributed value on Arch's consolidated balance sheet are (i) in good working order, ordinary wear and tear excepted, and Arch or its Subsidiary has maintained the same in accordance with sound industry or oil field practices, and to Arch's knowledge, either Arch's or its Subsidiaries' predecessors-in-interest have so maintained the same, (ii) adequate, together with all related assets, to comply with the volume and pipeline or shipper quality requirements of all applicable contracts, including gas sales, processing and transportation contracts and (iii) meet and comply with all applicable laws, rules and regulations of any Governmental Entity, excluding all Environmental Laws which is the subject of Section 3.1(o); provided that with respect to property and equipment which are used in the operation of Oil and Gas Properties not operated by either Arch or APL, Arch makes the foregoing representations only on the basis of Arch's and APL's Oil & Gas Knowledge.

      (y) Wells; Leases; Operations Generally. Except as disclosed on Schedule 3.1(y), since the date that either Arch or APL have acquired each of the Oil and Gas Properties, the production of oil and gas therefrom has not been materially in excess of the allowable production allocated to each well thereon, and to either Arch or APL's knowledge, Arch's or APL's predecessors-in-interest, as applicable, have not produced any such well in excess of the allowable production allocated thereto; provided that with respect to wells not operated by either Arch or APL or their predecessors-in-interest, Arch makes the foregoing representation only as to Arch's and APL's Oil & Gas Knowledge. Except as disclosed on Schedule 3.1(y), (i) there are no provisions applicable to any of the Leases or other contracts to which either Arch or APL is a party that increase the royalty share of the lessor thereunder; (ii) following production sufficient to hold the Leases without payment of delay rentals, none of the Leases are fixed-term Leases; and (iii) to Arch's or APL's executive officer's actual knowledge the terms of the Leases are in accordance with generally accepted standards in the jurisdiction in which the lands covered thereby are located.

      (z) Marketing; Take or Pay Payments. Except as disclosed on Schedule 3.1(z), no amounts of hydrocarbons produced from any Oil and Gas Property are subject to a sales or transportation (excluding gathering systems) contract (except for contracts terminable without penalty by either Arch or APL on not more than 30 days notice), and except as may be contained in any contract or other instrument described on Schedule 3.1(z), no person has any call upon, option to purchase or similar rights under any agreement with respect to the Oil and Gas Properties or to the production therefrom. Neither Arch nor APL has in any respect collected, nor will either Arch or APL in any respect collect, any proceeds from the sale of hydrocarbons produced from the Oil and Gas Properties that are subject to refund, except as disclosed on Schedule 3.1(z). Proceeds from the sale of oil, condensate and gas from the Oil and Gas Properties are being received in all respects by either Arch or APL in a timely manner and are not being held in suspense for any reason, except as disclosed on Schedule 3.1(z). Neither Arch nor APL has been nor will either Arch or APL be obligated by virtue of any prepayment made under any production sales contract or any other contract containing a "Take or Pay" clause, or under any gas balancing, deferred production or similar arrangement to deliver oil, gas or other minerals produced from or allocated to any of the Oil and Gas Properties at some future time without receiving full payment therefor at the time of delivery, except as disclosed on Schedule 3.1(z). Except as disclosed on Schedule 3.1(z), there are no material gas imbalances as between either Arch or APL and any third party with respect to operations relating to the Oil and Gas Properties. Except as disclosed on Schedule 3.1(z), to the Oil & Gas Knowledge of Arch and APL, they have each followed customary practices in the oil and gas industry and have filed, or caused to be filed, with the appropriate provincial and federal agencies all necessary rate and collection filings and all necessary applications for well determinations under applicable law, and the rules and regulations of any applicable Governmental Entity thereunder and each such application has been approved by or is pending before the appropriate state, provincial or federal agency. Except as disclosed on Schedule 3.1(z), no gas sold by Arch or APL from the Oil and Gas Properties is price-restricted under any law, rule or regulation.

      3.2 Representations and Warranties of Pogo and Sub. Pogo and Sub jointly and severally represent and warrant to Arch as follows:

      (a)  Organization,  Standing  and  Power.  Each of  Pogo,  Sub and  Pogo's
Significant Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on Pogo. Pogo and Sub have heretofore delivered to Arch complete and correct copies of their respective Certificates of Incorporation and Bylaws. As used in this Agreement a "Significant Subsidiary" means any Subsidiary of Pogo that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

      (b) Capital Structure. As of the date hereof, the authorized capital stock of Pogo consists of 100,000,000 shares of Pogo Common Stock and 1,000,000 shares of preferred stock, par value $1.00 per share, of Pogo (the "Pogo Preferred Stock"). At the close of business on March 31, 1998 (i) 37,559,370 shares of Pogo Common Stock were issued and outstanding; (ii) 15,575 shares of Pogo Common Stock were held by Pogo, which are treated for purposes of clause (i) and financial reporting purposes as having been effectively retired; (iii) no shares of Pogo Preferred Stock are issued and outstanding; and (iv) $115,000,000 of Voting Debt was issued or outstanding with respect to Pogo. All outstanding shares of Pogo capital stock are, and the shares of Pogo Common Stock when issued in accordance with this Agreement, and upon exercise of the Arch Stock Options (as defined in Section 5.8) to be assumed pursuant to the Merger, will be, validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights. Except as set forth on Schedule 3.2(b), all outstanding shares of capital stock of the Significant Subsidiaries of Pogo are owned by Pogo, a direct or indirect wholly owned Subsidiary of Pogo, or by officers of Pogo as required by local law, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this
Section 3.2(b) or on Schedule 3.2(b) or as described in the Pogo SEC Documents and except for changes since March 31, 1998 resulting from the exercise of employee stock options granted pursuant to, or from issuances under plans described in the Pogo SEC Documents (as defined herein) (collectively, the "Pogo Equity Plans"), or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of Pogo; (ii) no securities of Pogo or any Subsidiary of Pogo convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Pogo or any Subsidiary of Pogo; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Pogo or any Subsidiary of Pogo is a party or by which it is bound in any case obligating Pogo or any Significant Subsidiary of Pogo to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Pogo or of any Significant Subsidiary of Pogo or obligating Pogo or any Significant Subsidiary of Pogo to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Pogo is a party or by which it is bound relating to the voting of any shares of the capital stock of Pogo. As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, 1,000 shares of which are validly issued, fully paid and non-assessable and are owned by Pogo.

      (c)   Authority; No Violations, Consents and Approvals.

            (i) Each of Pogo and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the issuance of the Pogo Common Stock pursuant to the Merger, have been duly authorized by all necessary corporate action on the part of Pogo and Sub. This Agreement has been duly executed and delivered by Pogo and Sub and, assuming this Agreement constitutes the valid and binding obligation of Arch, constitutes a valid and binding obligation of each of Pogo and Sub enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

            (ii) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Pogo or any of its Subsidiaries under, or otherwise result in a detriment to Pogo or any of its Subsidiaries under, any provision of (A) the Certificate of Incorporation or Bylaws of Pogo or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement (including, without limitation, any pre-emptive rights or rights of first refusal with respect to oil and gas interests), instrument, permit, concession, franchise or license applicable to Pogo or any of its Subsidiaries, (C) any joint operating agreement or joint venture or other ownership arrangement or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(c)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pogo or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause
(B), (C) or (D), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, would not have a Material Adverse Effect on Pogo, materially impair the ability of Pogo to perform its obligations hereunder or thereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

            (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Pogo or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Pogo and Sub or the consummation by Pogo and Sub of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on Pogo, except for: (A) the filing of a pre-merger notification report by Pogo under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Proxy Statement, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (D) filings with, and approval of, the NYSE; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws; and (F) such filings and approvals as may be required by any foreign pre-merger notification, securities, corporate or other law, rule or regulation.

      (d) SEC Documents. Pogo has made available to Arch a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Pogo with the SEC since December 31, 1997 and prior to the date of this Agreement (the "Pogo SEC Documents"), which are all the documents (other than preliminary material) that Pogo was required to file with the SEC during such period. As of their respective dates, the Pogo SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Pogo SEC Documents, and none of the Pogo SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Pogo included in the Pogo SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments, any other adjustments described therein, and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules and regulations promulgated thereunder) the consolidated financial position of Pogo and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Pogo and its consolidated Subsidiaries for the periods presented therein.

      (e) Information Supplied. None of the information supplied or to be supplied by Pogo or Sub for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Pogo or Pogo Sub and included or incorporated by reference in the Proxy Statement will, at the date mailed to stockholders of Arch or at the time of the meeting of such stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      (f) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in, the Pogo SEC Documents or on
Schedule 3.2(f), or except as contemplated by this Agreement, since December 31, 1997, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Pogo's capital stock, except for regular quarterly cash dividends not in excess of $.03 per share on Pogo Common Stock (or a pro rata amount for any dividend less than a full quarter) with usual record and payment dates for such dividends; (ii) any amendment of any material term of any outstanding equity security of Pogo or any Significant Subsidiary; (iii) any repurchase, redemption or other acquisition by Pogo or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Pogo or any Subsidiary, except as contemplated by any Pogo benefit plans; (iv) any material change in any method of accounting or accounting practice or any tax method, practice or election by Pogo or any Subsidiary; (v) options to purchase Pogo Common Stock granted under any stock option plan or other agreement at a price less than the fair market value of the Pogo Common Stock on the date of grant; or (vi) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had a Material Adverse Effect on Pogo.

      (g) No Vote Required. No vote of the holders of any class or series of Pogo capital stock or Voting Debt of Pogo is necessary to approve the issuance of Pogo Common Stock pursuant to this Agreement and the transactions contemplated hereby.

      (h) Beneficial Ownership of Arch Common Stock. As of the date hereof, assuming the accuracy of the representation set forth in Section 3.1(b), neither Pogo nor its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any of the outstanding Arch Common Stock.

      (i) Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Pogo.

      (j) Interim Operations of Sub. Sub was formed by Pogo solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business or activities, has incurred no other obligations or liabilities, has no other assets and has conducted its operations only as contemplated hereby. All of the outstanding capital stock of Sub is owned directly by Pogo.

      (k) No Undisclosed Material Liabilities. Except as disclosed in the Pogo SEC Documents or on Schedule 3.2(k), as of the date hereof, neither Pogo nor any of its Significant Subsidiaries has incurred any liability of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would have a Material Adverse Effect on Pogo other than liabilities under this Agreement.

      (l) No Default. Neither Pogo nor any of its Significant Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) their respective charter, organizational documents and by-laws, (ii) except as disclosed in Schedule 3.2(l), any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Pogo or any of its Significant Subsidiaries is now a party or by which Pogo or any of its Significant Subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Pogo or any of its Significant Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on Pogo.

      (m) Compliance with Applicable Laws. Pogo holds all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Pogo Permits"), except where the failure so to hold would not have a Material Adverse Effect on Pogo. Pogo is in compliance with the terms of the Pogo Permits, except where the failure so to comply would not have a Material Adverse Effect on Pogo. Except as disclosed in the Pogo SEC Documents or as set forth on the disclosure schedules hereto, the businesses of Pogo and its Significant Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on Pogo. Except as set forth on
Schedule 3.2(m), as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Pogo or any of its Significant Subsidiaries is pending or, to the knowledge of Pogo as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on Pogo.

      (n)  Litigation.  Except  as  disclosed  in the Pogo SEC  Documents  or on
Schedule 3.2(n) hereto, there is no suit, action or proceeding pending, or, to the knowledge of Pogo, threatened against or affecting Pogo or its Significant Subsidiaries ("Pogo Litigation"), and Pogo has no knowledge of any facts that are likely to give rise to any Pogo Litigation, that (in any case) would have a Material Adverse Effect on Pogo, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Pogo or its Significant Subsidiaries ("Pogo Order") that would have a Material Adverse Effect on Pogo or materially impair the ability of Pogo to consummate the transactions contemplated by this Agreement.


                                  ARTICLE IV

               COVENANTS RELATING TO CONDUCT OF BUSINESS OF ARCH

      4.1 Conduct of Business by Arch Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, Arch agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Pogo shall otherwise consent in writing):

            (a) Ordinary Course. Each of Arch and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it.

            (b) Dividends; Changes in Stock. Arch shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests, except for the declaration and payment of dividends from a Subsidiary of Arch to Arch or another Subsidiary of Arch and except for cash dividends paid to holders of the Convertible Preferred Stock or distributions paid in the ordinary course of business and consistent with past practices, on or with respect to the membership interests of Saginaw Pipeline Company, L.C. and Industrial Natural Gas, L.C.; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Arch capital stock other than as contemplated by this Agreement; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock.

            (c) Issuance of Securities. Arch shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than: (i) the issuance of Arch Common Stock upon the exercise of stock options granted under the Arch Stock Plan that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Arch Stock Plan; and (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

            (d) Governing Documents. Except as contemplated hereby or in connection herewith, Arch shall not amend or propose to amend its Certificate of Incorporation or Bylaws.

            (e) No  Acquisitions.  Arch shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

            (f) No Dispositions. Other than dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to Arch and its Subsidiaries taken as a whole and product sales in the ordinary course of business consistent with past practice, Arch shall not and it shall not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets.

            (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, Arch shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Arch or any of its Subsidiaries.

            (h) Certain Employee Matters. Arch shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, except increases to employees who are not officers or directors in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Arch Employee Benefit Plans or Arch Pension Plans as in effect on the date hereof to any director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any director, officer or key employee; (iv) become obligated under any new Arch Employee Benefit Plan or Arch Pension Plan, which was not in existence prior to the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder; or (v) terminate the employment of any executive or employee of Arch without cause.

            (i) Indebtedness; Leases; Capital Expenditures. Arch shall not, nor shall Arch permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for working capital under Arch's existing credit facilities, and refinancings of existing debt that permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of Arch or any of its Subsidiaries in connection with any indebtedness thereof, or (iii) commit to aggregate capital expenditures in excess of $500,000 outside the capital budget dated as of May 1, 1998, as amended and approved by Arch prior to the date hereof and disclosed to Pogo.

      4.2   No Solicitation.

            (a) From and after the date hereof, Arch will not, and will not authorize or permit any of its officers, directors, employees, agents or other representatives or those of any of its Subsidiaries (collectively, "Arch Representatives") to, directly or indirectly, solicit or knowingly encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, an Acquisition Proposal (as defined herein) from any person or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in or facilitate any such proposal; provided, however, that, notwithstanding any other provision of this Agreement, (i) Arch's Board of Directors may take and disclose to Arch's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or make any other disclosure to Arch's stockholders if failure to so disclose would be inconsistent with the fiduciary duties of the Board of Directors of Arch to its stockholders under applicable law and (ii) following receipt from a third party (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Arch or any Arch Representatives) of a bona fide Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by Arch's Board of Directors after consultation with Arch's financial advisors), (x) Arch may engage in discussions or negotiations with such third party and may furnish such third party information concerning Arch, and its business, properties and assets if such third party executes a confidentiality agreement in reasonably customary form and (y) the Board of Directors of Arch may withdraw, modify or not make its recommendation referred to in Section 5.3 or terminate this Agreement in accordance with Section 7.1(f), but in each case referred to in the foregoing clauses (i) and (ii) only to the extent that the Board of Directors of Arch shall conclude in good faith after consultation with Arch's outside counsel that such action is necessary in order for the Board of Directors of Arch to act in a manner that is consistent with its fiduciary obligations under applicable law notwithstanding any concessions that may be offered by Pogo.

            (b) Arch shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Arch or any Arch Representatives with respect to any Acquisition Proposal existing on the date hereof.

            (c) Prior to taking any action referred to in Section 4.2(a), if Arch intends to participate in any such discussions or negotiations or provide any such information to any such third party, Arch shall give notice to Pogo of such action. Arch will promptly notify Pogo of any such requests for such information or the receipt of any Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal.

            (d) Nothing in this Section 4.2 shall permit Arch to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Arch shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal other than a confidentiality agreement in the form referred to above).

            (e) As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by Pogo or any of its affiliates, for, or that could be reasonably expected to lead to, a tender or exchange offer, a merger, consolidation or other business combination involving Arch or any Significant Subsidiary of Arch or any proposal to acquire in any manner a substantial equity interest in, or any substantial portion of the assets of, Arch or any of its Subsidiaries.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

      5.1  Preparation  of S-4 and the  Proxy  Statement.  Pogo and  Arch  shall promptly prepare and file with the SEC the Proxy Statement and Pogo shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Pogo and Arch shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of Arch and Pogo shall use all reasonable efforts to cause the Proxy Statement to be mailed to stockholders of Arch at the earliest practicable date. Pogo shall use all reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Pogo Common Stock in the Merger and upon the exercise of Arch Stock Options (as defined in Section 5.8), and Arch shall furnish all information concerning Arch and the holders of Arch Common Stock and Convertible Preferred Stock as may be reasonably requested in connection with obtaining such permits, approvals and registrations. If at any time prior to the Effective Time any event with respect to Arch or any of its Subsidiaries, or with respect to other information supplied by Arch for inclusion in the Proxy Statement or the S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Arch. The Proxy Statement and the S-4, insofar as it relates to Arch or its Subsidiaries or other information supplied by Arch for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event with respect to Pogo or any of its Subsidiaries, or with respect to other information supplied by Pogo or Sub for inclusion in the S-4, shall occur which is required to be described in an amendment of, or a supplement to, the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The S-4, insofar as it relates to Pogo, Sub or other Subsidiaries of Pogo or other information supplied by Pogo or Sub for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

      5.2 Access to Information. Upon reasonable notice, Arch shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Pogo, access, during normal business hours during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records (including reasonable environmental testing). Upon reasonable notice, Pogo shall (and shall cause each of its Subsidiaries to) afford to the officers and employees of Arch, access, during normal business hours during the period prior to the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records. During such period, each of Arch and Pogo shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements. Each of Arch and Pogo agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this
Section 5.2 or otherwise pursuant to this Agreement for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Mutual Confidentiality Agreement dated as of April 2, 1998, between Pogo and Arch (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby. In the event that either Arch or Pogo, in the course of reviewing the other party's properties, books, contract, commitments or records, gains actual knowledge of any information that would cause a representation or warranty in this Agreement to be inaccurate or untrue in any material respect, such party shall promptly advise the other party of such information.

      5.3 Arch Stockholders Meeting. Subject to the fiduciary duties of the directors under applicable law, Arch shall call a meeting of its stockholders to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the Merger (the "Stockholders Meeting"). Subject only to the proviso of Section 4.2(a), Arch will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its best efforts to obtain approval and adoption of this Agreement and the Merger by its stockholders. Arch shall use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective.

      5.4 Filings; Other Action. Subject to the terms and conditions herein provided, Pogo and Arch shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Merger and the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) furnish the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives, on the one hand, and any governmental or regulatory authority or members or their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby; (d) furnish the other with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including without limitation any filings necessary under the provisions of the HSR Act; and (e) use their commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the Merger and the transactions contemplated by this Agreement including, without limitation, the resolution of objections, if any, as may be asserted by any governmental authority with respect to the Merger and the transactions contemplated hereby under any antitrust or trade or regulatory laws or regulations of any governmental authority; provided that Pogo and Arch shall not be required to take any action that could have any adverse effect on the business, operations, prospects, assets, condition (financial or otherwise) or results of operations of Pogo or Arch (including any Subsidiaries thereof).

      5.5 Agreements of Others. Prior to the Effective Time, Arch shall cause to be prepared and delivered to Pogo a list identifying all persons who, at the time of the Stockholders Meeting, may be deemed to be "affiliates" of Arch as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). Arch shall use all reasonable efforts to cause each person who is identified as an Affiliate in such list to deliver to Pogo, at or prior to the Effective Time, a written agreement, in substantially the form attached as Exhibit B hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Pogo Common Stock issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. Arch shall use its best efforts to cause each person who is identified as an Affiliate in such list to sign prior to the thirtieth day prior to the Effective Time, a written agreement, in substantially the form attached as Exhibit C hereto, that such party will not sell or in any other way reduce such party's risk relative to any shares of Arch Common Stock, Arch Preferred Stock, Pogo Common Stock or securities convertible into Pogo Common Stock controlled, owned or held by such Affiliate prior to the Merger, or Pogo Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1), or any securities convertible into Pogo Common Stock, until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 (or any successor thereto) issued by the SEC.

      5.6 Authorization for Shares and Stock Exchange Listing. Prior to the Effective Time, Pogo shall have taken all action necessary to permit it to issue the number of shares of Pogo Common Stock required to be issued pursuant to
Section 2.1. Pogo shall use all reasonable efforts to cause the shares of Pogo Common Stock to be issued in the Merger and the shares of Pogo Common Stock to be reserved for issuance upon exercise of Arch Stock Options and issuances under the Arch Stock Plan to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

      5.7 Employee Matters. All persons, other than the executive officers listed on Schedule 5.7 (the "Executives"), who are employed by Arch or its Subsidiaries immediately prior to the Effective Time, shall be employed by the Surviving Corporation immediately after the Effective Time, it being understood that Pogo and the Surviving Corporation shall not have any obligations to continue employing such employees for any length of time thereafter. Prior to the Effective Time, Arch agrees to make no representations or promises, oral or written, to employees of Arch concerning either (a) employment or (b) compensation, in each case, in respect to such employment after the Effective Time without the prior consent of Pogo. Pogo and Arch further agree that any person (other than the Executives) who is employed by Arch or any of its Subsidiaries immediately prior to the Effective Time shall be entitled to participate, from and after the Effective Time, in all pension and benefit plans that are available to similarly situated salaried Pogo employees, generally, who reside in the United States. All persons (other than the Executives) who are employed by Arch or any of its Subsidiaries immediately prior to the Effective Time shall, from and after the Effective Time, be considered employees of Pogo, or a subsidiary of Pogo, as applicable, for purposes of participation and vesting under any existing or future Pogo salaried employee benefit or pension plan. Service by such employee with Arch and its Subsidiaries prior to the Effective Time shall not (i) constitute service for any purposes under any of the Pogo salaried employee benefit plans or (ii) constitute service for participation and vesting purposes under any Pogo pension plans. Persons (other than Executives) who are employed by Arch or any of its Subsidiaries prior to the Effective Time who remain with Arch until the Effective Time and are terminated at the Effective Time or within six (6) months following the Effective Time (other than for cause) shall receive a one time severance payment equal to three (3) weeks salary for each year of continuous service with Arch or any of its Subsidiaries. For purposes of calculating the one-time severance payment, an employee's salary shall be the higher of such employee's salary at either (x) the Effective Time or (y) such employee's termination; and the severance payment for any partial year of such continuous service shall be prorated.

      5.8 Stock Options. (a) At the Effective Time, each outstanding option to purchase Arch Common Stock that has been granted pursuant to the Arch Stock Plan ("Arch Stock Option") shall be treated as set forth in this Section 5.8; provided however, that from and after the date hereof, Arch shall not (i) grant additional Arch Stock Options, (ii) grant any stock appreciation rights or limited stock appreciation rights, (iii) take any action or permit the committee charged with management of the Arch Stock Plan to take any action under the Arch Stock Plan other than the issuance of Arch Common Stock to employees other than Affiliates in the ordinary course and consistent with past practices, or to alter or amend or terminate the Arch Stock Plan or in connection with any Arch Stock Option granted pursuant thereto including, without limitation, any action permitting cash payments to holders of Arch Stock Options in lieu of the treatment otherwise provided in this Section 5.8.

       (b) Each Arch Stock Option shall, as of the Effective Time, be assumed by Pogo in accordance with the terms hereof. As so assumed, such option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Arch Stock Option, a number of shares of Pogo Common Stock equal to the number of shares of Arch Common Stock purchasable pursuant to such exercisable portion of such Arch Stock Option multiplied by the Common Exchange Ratio, at a price per share equal to the per-share exercise price for the shares of Arch Common Stock purchasable pursuant to such Arch Stock Option divided by the Common Exchange Ratio; provided, however, that the number of shares of Pogo Common Stock that may be purchased upon exercise of such Arch Stock Option shall not include any fractional share and, upon exercise of such Arch Stock Option, a cash payment shall be made for any fractional share based upon the arithmetic average of the high and low trading prices ("regular way") of a share of Pogo Common Stock on the NYSE on the date of exercise; and provided further, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. After the Effective Time, except as provided above in this Section 5.8(b), each assumed option shall fully vest and be immediately exercisable, but shall otherwise be subject to the same terms and conditions as were applicable to the related Arch Stock Option immediately prior to the Effective Time.

      (c) Pogo shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Pogo Common Stock for delivery upon exercise of the Arch Stock Options assumed in accordance with this Section 5.8. As soon as practicable after the Effective Time, Pogo shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Pogo Common Stock subject to the Arch Stock Options and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as Arch Stock Options remain outstanding.

      5.9 Arch Bank Credit Facilities. At or prior to the Closing, Pogo shall refinance (or arrange for the continuation of) or repay all of Arch's debt under its bank credit facilities with Bank One Texas, N.A. and Bank of Montreal and the other lenders thereunder (the "Bank Credit Facilities").

      5.10 Modification of Indebtedness and Equity. Except as otherwise expressly permitted by this Agreement or unless permitted by Pogo in writing, neither Arch nor any Subsidiary shall take any action to amend, modify, terminate, forgive, cancel, retire, purchase or pay early or on terms other than as expressly permitted by any instrument governing such indebtedness, any indebtedness of, or to, the Company including, without limitation, the Affiliated Notes, the Notes, the Convertible Preferred Stock, the Bank Credit Facilities, the production payment with Enron Reserve Acquisition Corp., and all other payables and receivables of Arch and its Subsidiaries, other than payments made or received in the ordinary course of business that are consistent with past practices and the express written terms of any agreement governing such indebtedness; provided however, that neither Arch nor any Subsidiary shall make any payment on any indebtedness that would require a material prepayment penalty without the written permission of Pogo in each instance.

      5.11 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

      5.12 Public Announcements. Pogo and Sub on the one hand, and Arch, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

      5.13 Other Actions. Except as contemplated by this Agreement, neither Pogo nor Arch shall, nor shall they permit any of their Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article VI not being satisfied.

      5.14 Advice of Changes; SEC Filings. Pogo and Arch shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on Pogo or Arch, as the case may be. Arch and Pogo shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

      5.15 Reorganization. It is the intention of Pogo and Arch that the Merger will qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state law). Neither Pogo nor Arch (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Merger not to be so treated. The parties will characterize the Merger as such a reorganization for purposes of all Returns and other filings.

      5.16 Accounting Matters. During the period from the date of this Agreement through the Effective Time, unless the parties shall otherwise agree in writing, neither Arch nor any Subsidiary of Arch shall knowingly take or fail to take any reasonable action requested by Pogo which action or failure to act would jeopardize the treatment of Sub's combination with Arch as a pooling of interests for accounting purposes.

      5.17 Indemnification. (a) Arch shall, and from and after the Effective Time, Pogo and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Arch or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or employee of Arch or any Arch Subsidiary whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted under applicable Delaware law (and Pogo and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective
Time), (i) the Indemnified Parties may retain counsel reasonably satisfactory to Pogo and Arch (or them and Pogo and the Surviving Corporation after the Effective

Time) and Arch (or after the Effective Time, Pogo and the Surviving Corporation) shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) Arch (or after the Effective Time, Pogo and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Arch, Pogo nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.17, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Arch (or after the Effective Time, Pogo and the Surviving Corporation), but the failure so to notify shall not relieve a party from any liability that it may have under this
Section 5.17, except to the extent such failure materially prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Arch, Pogo and Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties (including in the Certificate of Incorporation or Bylaws of Arch or in the indemnification agreements previously provided to
Pogo) with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. In the event Pogo or the Surviving Corporation or any of their respective successors or assigns (x) consolidates with or merges with or into any other person and shall not be the surviving corporation in such consolidation or merger and (y) transfers all or substantially all of its assets and properties to any person, then, in each such case, proper provision shall be made so that the successors and assigns of Pogo or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 5.17.

      5.18 Announcement of Combined Operations. Pogo shall use all reasonable efforts to publish, by public filing or announcement, the results of the first full calendar month of combined operations of Pogo and Arch after the Effective Time as soon as is commercially practicable after the end of such calendar month, but in no event more than sixty (60) days after the end of such full calendar month.


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

      6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

            (a) Arch Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of
      (i) a majority of the outstanding shares of Arch Common Stock entitled to vote thereon and (ii) two-thirds of the Convertible Preferred Stock outstanding.

            (b) NYSE Listing. The shares of Pogo Common Stock issuable to Arch stockholders pursuant to this Agreement and such other shares of Pogo Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

            (c) Other Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Arch, Pogo and Sub shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits, and authorizations would not be reasonably likely to result in a Material Adverse Effect on Pogo or Arch (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, a Material Adverse Effect on Pogo or Arch (assuming the Merger has taken place). Unless otherwise agreed to by Pogo, no such consent, approval, permit or authorization shall then be subject to appeal.

            (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

            (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

      6.2 Conditions of Obligations of Pogo and Sub. The obligations of Pogo and Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Pogo and
Sub:

            (a) Representations and Warranties. Each of the representations and warranties of Arch set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct would not have a Material Adverse Effect on Arch, except for general economic changes or changes that may affect the oil and gas industry generally.

            (b) Performance of Obligations of Arch. Arch shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (c) Letters from Arch Affiliates. Pogo shall have received from each Affiliate an executed copy of agreement or agreements contemplated by
      Section 5.5.

            (d) Absence of Certain Action. No Injunction shall be in effect as a result of or related to the Merger (i) imposing any limitation upon the ability of Pogo or any of its Subsidiaries effectively to control the business or operations of Pogo, Arch or any of their respective Subsidiaries or (ii) prohibiting or imposing any limitation upon Pogo's or Arch's or any of their Subsidiaries' ownership or operation of all or any portion of the business or assets or properties of Pogo or Arch or any of their respective Subsidiaries or compelling Pogo or Arch or any of their respective Subsidiaries to divest or hold separate all or any portion of the business or assets or properties of Pogo or Arch or any of their respective Subsidiaries, or imposing any other limitation upon any of them in the conduct of their businesses, and no suit or proceeding by a governmental authority seeking such an Injunction or an Injunction preventing or making illegal the consummation of any of the Mergers shall be pending.

            (e) Conversion of the Notes. At or prior to the Closing, holders of the Notes shall have converted the outstanding principal amount of, and accrued interest on, their Notes into Pogo Common Stock as contemplated in
      Section 2.3(a).

            (f) Affiliate Notes. All holders of the Affiliate Notes shall have made the election provided in Section 2.3(b) with respect to all of their Affiliate Notes. Notification of such election shall have been made, in writing, to Sub.

            (g) Pooling. Pogo shall either (i) have received written notification from the SEC that the Merger will qualify as a "pooling" for financial accounting purposes or (ii) the written opinion from Arthur Andersen LLP dated May 22, 1998, shall not have been modified or rescinded, nor shall there be any material changes in the facts or assumptions which are the basis thereof, which would cause the Merger to fail to qualify as a "pooling" for financial accounting purposes except to the extent that any such failure to so qualify is attributable to actions taken, or failed to be taken, by Pogo after the date hereof.

            (h) Resignation and Release. Pogo shall have received from each of the officers named on Schedule 5.7, a Resignation and Release in substantially the form attached hereto as Exhibit D.

      6.3 Conditions of Obligations of Arch. The obligation of Arch to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Arch:

            (a) Representations and Warranties. Each of the representations and warranties of Pogo and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct would not have a Material Adverse

      Effect on Pogo, except for general economic changes or changes that may affect the oil and gas industry generally.

            (b) Performance of Obligations of Pogo and Sub. Pogo and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

            (c) Tax Opinion. Arch shall have received an opinion of Arthur Andersen LLP, reasonably satisfactory to Arch (a copy of which shall have been delivered to Pogo), dated on or about the date that is two days prior to the date the Proxy Statement is first mailed to stockholders of Arch (and which opinion shall not have been withdrawn or modified in any material respect on or before the Closing Date) to the effect that, if the Merger is consummated in accordance with the terms of this Agreement, for federal income tax purposes, (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) Pogo, Sub and Arch will each be a party to the reorganization within the meaning of Section 368(b) of the Code, (iii) no gain or loss will be recoqnized by Arch, Pogo or Sub (other than possibly cancellation of indebtedness income to Arch upon the exchange of the Notes for Pogo Common Stock and (iv) no gain or loss will be recognized by the stockholders of Arch upon the exchange of their shares solely for shares of Pogo Common Stock pursuant to the Merger (except with respect to any cash received in lieu of fractional shares). The party rendering such opinion may receive and rely upon representations contained in certificates of Pogo, Sub and Arch, substantially in the form of Schedules 6.3(c)(i) and 6.3(c)(ii).


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

      7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Arch:

            (a) by mutual written consent of Arch and Pogo, or by mutual action of their respective Boards of Directors;

            (b) by either Arch or Pogo if (i) the Merger shall not have been consummated by September 30, 1998 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any court of competent jurisdiction, or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or
      (iii) any required approval of the Arch stockholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

          (c) by Pogo if (i) for any reason Arch fails to call and hold a stockholders meeting for the purpose of voting upon this Agreement and the Merger by September 1, 1998 (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to Pogo if Arch would be entitled to terminate this Agreement under Section 7.1(d) or if the S-4 did not become effective at least 30 days prior to such date); (ii) Arch shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Arch at or prior to such date of termination (provided such breach has not been cured within 15 days following receipt by Arch of notice of such breach and is existing at the time of termination of this Agreement); (iii) any representation or warranty of Arch contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 15 days following receipt by Arch of notice of such breach and is existing at the time of termination of this Agreement) or on and as of the time of such termination as if made on and as of such time (except to the extent it relates to a particular date), except where the failure to be so true and correct would not have a Material Adverse Effect on Arch, except for general economic changes or changes that may affect the oil and gas industry generally; or (iv) after the date hereof there has been any Material Adverse Change with respect to Arch, except for general economic changes or changes that may affect the oil and gas industry generally or for changes in the business and operations of Arch proximately caused by its entering into this Agreement or performing its obligations hereunder;

          (d) by Arch if (i) Pogo or Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 15 days following receipt by Pogo of notice of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of Pogo or Sub contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 15 days following receipt by Pogo of notice of such breach and is existing at the time of termination of this Agreement) or on and as of the time of such termination as if made on and as of such time (except to the extent it relates to a particular date), except where the failure to be so true and correct would not have a Material Adverse Effect on Pogo, except for general economic changes or changes that may affect the oil and gas industry generally; or (iii) after the date hereof there has been any Material Adverse Change with respect to Pogo, except for general economic changes or changes that may affect the oil and gas industry generally;

          (e) by Pogo if (i) the Board of Directors of Arch shall have withdrawn or modified, in any manner which is adverse to Pogo, its recommendation or approval of the Merger or this Agreement and the transactions contemplated hereby or shall have resolved to do so, or (ii) the Board of Directors of Arch shall have presented to or recommended to the stockholders of Arch any Acquisition Proposal or any transaction described in the definition of Acquisition Proposal, or shall have resolved to do so;

            (f) by Arch if Arch shall  exercise  the right  specified  in clause
      (ii) of Section 4.2(a); provided that Arch may not effect such termination pursuant to this Section 7.1(f) unless and until (i) Pogo receives at least three business days' prior written notice from Arch of its intention to effect such termination pursuant to this Section 7.1(f); (ii) during such period, Arch shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Pogo may propose; and (iii) Arch pays the amounts required by Section 7.2 concurrently with such termination; or

            (g) by Pogo if any Governmental Entity shall have issued any Injunction or taken any other action permanently imposing, prohibiting or compelling any of the limitations, prohibitions or compulsions set forth in Section 6.2(d) and such Injunction or other action shall have become final and non-appealable.

      7.2   Effect of Termination.

      (a) In the event of termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except (i) with respect to this Section 7.2, the third and fourth sentences of Section 5.2,
Section 5.17, and Section 8.1 and (ii) to the extent that such termination results from the willful breach (except as provided in Section 8.8) by a party hereto of any of its representations or warranties or of any of its covenants or agreements contained in this Agreement.

      (b) If Pogo or Arch terminates this Agreement pursuant to Section 7.1(e) or 7.1(f), Arch shall, on the day of such termination, pay Pogo a fee of $3,000,000 in cash by wire transfer of immediately available funds to an account designated by Pogo.

      (c) In the event Pogo receives any fee pursuant to Section 7.2(b), Pogo shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against Arch or any of its affiliates, stockholders, officers or directors based in whole or in part upon a breach of this Agreement by them or their receipt, consideration, negotiation, recommendation, or approval of an Acquisition Proposal or the exercise by Arch of its right of termination under
Section 7.1(f).

      7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Arch, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

      8.1 Payment of Expenses. Each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated, except that the filing fees with respect to the S-4 and the printing and mailing costs of the Proxy Statement shall be paid by Pogo.

      8.2 Survival of Certain Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except for the agreements contained in Sections 2.1, 2.2, 5.7 through 5.9 and Article VIII, the agreements delivered pursuant to Sections 5.5, 5.17 and 5.18 and the representations, covenants and agreements contained in Section 5.15 and referred to in Section 6.3(c). The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered hereunder.

      8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, or the next business day if telecopied and a successful answerback message is received, or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

      (a)   if to Pogo or Sub, to:

            Pogo Producing Company
            5 Greenway Plaza, Suite 2700
            Houston, Texas 77046
            Attention: Gerald A. Morton
            Facsimile: 713-297-4999

            with a copy to:

            Robert Stillwell
            Baker & Botts, L.L.P.
            3000 One Shell Plaza
            Houston, Texas  77002
            Facsimile:  713-229-1522

      (b)   if to Arch, to:

            Arch Petroleum Inc.
            777 Taylor Street, Suite II
            Ft. Worth, Texas 76102
            Attention: Larry Kalas
            Facsimile: 817-332-9249

            with a copy to:

            Weil, Gotshal & Manges LLC
            100 Crescent Court, Suite 1300
            Dallas, Texas 75201
            Attention: R.  Scott Cohen
                       Craig W.  Adas
            Facsimile: 214-746-7777

      8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. Any representations and warranties that are qualified by the phrase "to the knowledge" of a party or phrases with similar wording shall be interpreted to refer to the actual knowledge of the executive officers of such party or its Subsidiaries.

      8.5  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 5.5, 5.7, 5.15, 5.16, 5.17, 5.18 and 6.3(c) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

      8.8 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under Section 5.2 hereof or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

      8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly formed direct wholly owned Subsidiary of Pogo. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.



        [The Remainder of This Page Has Been Intentionally Left Blank]

      IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.


                                    POGO PRODUCING COMPANY



                                    By:   /s/ K. R. Good
                                          K. R. Good,
                                          Executive Vice President


                                    ALPHAC, INC.


                                    By:   /s/ K. R. Good
                                          K. R. Good,
                                          Executive Vice President


                                    ARCH PETROLEUM INC.


                                    By   /s/ Larry Kalas
                                          Larry Kalas
                                          President

                                                                     EXHIBIT A
                                                        FORM OF AFFILIATE NOTE


                               FORM OF AFFILIATE
                     AMENDED AND RESTATED PROMISSORY NOTE




STATE OF TEXAS
COUNTY OF TARRANT

$---------
Tarrant County, Texas

__________, 1998

      For valued received in the manner, on the dates, and in the amounts stipulated below, the undersigned __________[name] an individual residing in __________,Tarrant County, Texas ("Maker"), individually and severally promises to pay to Arch Petroleum Inc. of 5 Greenway Plaza, Suite 2700, Houston, TX 77046-0504 ("Holder"), the sum of $ __________ in lawful and legal tender of the United States of America, together with interest on the unpaid balance from the date of this note until maturity, payable as stated below:

      1. Interest Rate. Interest shall accrue on the principal and unpaid balance of the note as the rate of eight percent (8%) per annum, prior to maturity, and after maturity at the maximum rate permitted by law.

      2. Payment. Principal and interest on this note is due and payable as follows:

            (a)  Twelve  quarterly  installments  in the  amounts  set  forth on
      Schedule 2(a) attached hereto, commencing December 31, 1998, and continuing each March 31, June 30, September 30 and December 31 until paid in full. Payment shall be made to Holder at its address listed above (to the attention of the Chief Financial Officer) or at such other address as Holder may state in writing sent to Maker by United States certified mail, return receipt requested.

            (b) Any check, draft, money order, or other instrument given in payment of all or any portion hereof and accepted by Holder and handled in collection in the customary manner and shall be deemed delivered on the date so received by Holder for purposes of calculating interest on the principal amount, but this will not constitute payment hereunder or diminish any rights of Holder except to the extent that actual cash proceeds of such instrument are unconditionally received by Holder.

      3. Prepayment. Maker at any time subsequent to the execution of this note may prepay this note without penalty, in whole or in part, and in such amounts as Maker may desire and from time to time as Maker sees fit, prior to maturity. Interest shall immediately cease to accrue as of the date of such prepayment, on any amount of the principal that is so prepaid. Any prepayment of the principal shall be credited to the payment of the installments last accruing under this note. Prepayment of a part of this note shall not affect the Maker's obligations to continue the regular payments stated in Schedule 2(a).

      4. Default. It is agreed that time is of the essence in this note. If default be made in the payment of any installment of principal or interest and continue more than 30 calendar days after the quarterly due date, the Holder may declare the entire unpaid balance of both the principal and accrued interest immediately due and payable within 10 days of notice of default and intention to accelerate and then proceed to exercise its rights against the collateral securing this note, if such default is not cured. Failure of the Holder to exercise this option shall not constitute a waiver of Holder's right to exercise this right in the event of any subsequent default.

      5. Attorney Fees. In the event of default by the Maker in the payment of this note, or if this note be placed in the hands of an attorney or agency for collection, regardless of whether or not suit is filed, or if this note be collected by suit or legal process including, but not limited to, through the probate court or bankruptcy proceedings, Maker agrees to pay all of the reasonable costs and expenses of Holder incurred in connection with the collection of this note including, without limitation, reasonable attorney fees and expenses.

      6. Waivers. Except as provided in Paragraph 4 hereof, Maker and any and all sureties, guarantors and endorsers of this note, and all other parties now or hereafter liable hereon, hereby waive grace, demand, presentment for payment, protest, or notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate, and notice of acceleration).

      7. Personal Liability. This note shall be the joint and several obligation of Maker and endorsers, if any, and shall be binding upon them, individually and severally, their legal representatives, successors and assigns. The Maker and each endorser do not waive demands for payment, presentations for payment, protests and notices of protest, and do not agree that the time of the payment may be extended from time to time without notice and without releasing any of the parties.

      8. Security. Payment of this note shall initially be secured by ________ shares of Pogo Producing Company common stock ("Pogo Common Stock") which shall be delivered to Holder with a stock power duly executed in blank. Following receipt of each payment, Holder shall calculate the market value of the pledged stock (based upon the average of the high and trading prices, regular way, on the New York Stock Exchange on the first business day after the date that payment was received). To the extent, if any, that the market value of the pledged securities exceeds the amount owed by the Maker on this note (the "Over Secured Amount"), Holder will promptly return to the Maker a number of shares of Pogo Common Stock (rounded to the nearest whole share) equal to the Over Secured Amount; provided, however, that Holder will not be required to deliver shares to the Maker equal to the Over Secured Amount if, either prior to, or as a result of such delivery, Holder would be in violation of any rules or regulations of any governmental entity relating to the extension of credit that is secured by publicly traded securities including, without limitation, 12 C.F.R. Part 207, et seq.

      9. Assignment. This note and all rights and powers hereunder, together with any property securing it, may be transferred and assigned by the Holder at such time and upon such terms as the Holder may deem advisable, and assignee shall succeed to all the rights and powers of the Holder hereunder, but only if such transferee agrees in writing to be bound by the provisions set forth in
Section 8 hereof.

     10. Not Assumable. This note may not be assumed without the written consent of the Holder.

     11. Construction. This note shall be governed by and construed under the laws of the State of Texas and the laws of the United States of America.




          [Remainder of This Page Has Been Intentionally Left Blank]

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has executed this note on _____________ 1998.



                                          -------------------------------
                                          MAKER


Agreed to and accepted:

ARCH PETROLEUM INC.


------------------------
K. R. Good
Executive Vice President

                                 Schedule 2(a)

                               Payment Schedule

            Payment Date                        Amount Due

            December 31, 1998                   __________
            March 31, 1999                      __________
            June 30, 1999                       __________
            September 30, 1999                  __________
            December 31, 1999                   __________
            March 31, 2000                      __________
            June 30, 2000                       __________
            September 30, 2000                  __________
            December 31, 2000                   __________
            March 31, 2001                      __________
            June 30, 2001                       __________
            September 30, 2001                  __________

                                                                     EXHIBIT B
                                                       FORM OF RULE 145 LETTER



                                 May ___, 1998




Pogo Producing Company
South Greenway Plaza
Suite 2700
Houston, Texas 77046-0504

Attention:  K. R. Good


Gentlemen:

      The undersigned, a holder of shares of common stock, par value $0.01 per share (the "Arch Common Stock"), of Arch Petroleum Inc., a Delaware corporation ("Arch"), has been advised that as of the date hereof, the undersigned may be deemed to be an "affiliate" of Arch, as the term "affiliate" is (i) defined for purposes of paragraph (c) and (d) of Rule 145 ("Rule 145") of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission.

      The undersigned has been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of May ___, 1998 (the "Merger Agreement") among Arch, Pogo Producing Company, a Delaware corporation ("Pogo"), and Alphac, Inc., a Delaware corporation and wholly owned subsidiary of Pogo ("Sub"), Sub will be merged with and into Arch (the "Merger") and that as a result of the Merger, the undersigned will receive shares of Pogo Common Stock (as defined in the Merger Agreement) in exchange for shares of Arch Common Stock owned by the undersigned.

      1. The undersigned represents, warrants and covenants to Pogo that in the event the undersigned receives any Pogo Common Stock as a result of the Merger, the undersigned:

Pogo Producing Company
May ___, 1998
Page 2



            A. Shall not make any sale, transfer or other disposition of the Pogo Common Stock in violation of the Securities Act or the Rules and Regulations.

            B.  Has  read  carefully   this  letter  and  discussed   applicable
      limitations upon the ability of the undersigned to sell, transfer or otherwise dispose of the Pogo Common Stock acquired in connection with the Merger to the extent the undersigned believed necessary with counsel of the undersigned or counsel for Arch.

            C. Has been advised that the issuance of the Pogo Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of Arch, the undersigned may be deemed to have been an affiliate of Arch, the undersigned may not sell, transfer or otherwise dispose of the Pogo Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Pogo, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

            D. Understands that, except with respect to the Registration Statement on Form S-4 contemplated by the Merger Agreement, Pogo is under no obligation to register the sale, transfer or other disposition of the Pogo Common Stock by the undersigned or on behalf of the undersigned under the Securities Act or, except as otherwise provided herein or by other agreement, to take any other action necessary in order to make compliance with an exemption from such registration available.

            E. Also understands that, in the event the undersigned does not comply with the provisions of Rule 145 governing the transfer of the Pogo Common Stock acquired in connection with the Merger, Pogo may give stop transfer instructions to Pogo's transfer agent with respect to the Pogo Common Stock and that Pogo reserves the right to place on the certificates for the Pogo Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

      "The securities represented by this certificate have been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may only be sold or otherwise transferred in compliance with the requirements of Rule 145 or

Pogo Producing Company
May ___, 1998
Page 3



      pursuant to a registration statement under said Act or an exemption from such registration."

            F. Also understands that unless the transfer by the undersigned of Pogo Common Stock of the undersigned acquired in connection with the Merger has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Pogo reserves the right to put the following legend on the certificates issued to transferees of the undersigned:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The securities have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

            G. Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an affiliate of Arch as described in the first paragraph of this letter, nor as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

      2. By Pogo's acceptance of this letter, Pogo hereby agrees with the undersigned as follows:

            A. For so long as and to the extent necessary to permit the undersigned to sell the Pogo Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Pogo shall use all reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) promptly furnish to the undersigned upon request a written statement as to whether Pogo has complied with such reporting requirements during the 12 months preceding any proposed sale of the Pogo Common Stock by the undersigned under Rule 145, and (iii) permit such sales pursuant to Rule 145 and Rule 144. Pogo has filed all reports required to be filed with the Commission under Section 13 of the Exchange Act during the preceding 12 months.

Pogo Producing Company
May ___, 1998
Page 4


            B. It is understood and agreed that certificates with any legends set forth in paragraphs E and F above will be substituted by delivery of certificates without such legend if (i) shares of Pogo Common Stock acquired in connection with the Merger are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 and the provisions of Rule 145(d)(i) are then available to the undersigned, (ii) one year shall have elapsed from the date the undersigned acquired the Pogo Common Stock in connection with the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (iii) two years shall have elapsed from the date the undersigned acquired the Pogo Common Stock in connection with the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iv) Pogo has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Pogo, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Act no longer apply to the undersigned.


                                          Very truly yours,







ACCEPTED THIS _____ DAY OF _________, 1998:

POGO PRODUCING COMPANY



By:
      K. R. Good
      Executive Vice President

                                                                     EXHIBIT C
                                                   FORM OF AFFILIATE AGREEMENT


                            STOCKHOLDER AGREEMENT
                        (Directors/Executive Officers)

            This Stockholder Agreement dated as of May __, 1998 is between Pogo Producing Company, a Delaware corporation ("Pogo") and [Insert Name of
Director/Officer] (the "Stockholder"), an individual and [title] of Arch Petroleum Inc., a Delaware corporation ("Arch").

            WHEREAS, Pogo, Alphac, Inc., a Delaware corporation and a wholly owned subsidiary of Pogo ("Sub"), and Arch are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time pursuant thereto, the "Merger Agreement");

            WHEREAS, the Stockholder is the record and beneficial owner of [insert number] shares of Common Stock, par value $0.01 per share, of Arch (the "Arch Common Stock") (such shares of Arch Common Stock, together with any shares of capital stock of Arch acquired by the Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Stockholder Shares"); and

            WHEREAS, as a condition to the willingness of Pogo to enter into the Merger Agreement, and as an inducement to it to do so, the Stockholder has agreed for the benefit of Pogo as set forth in this Agreement;

            NOW,   THEREFORE,   in   consideration   of  the  premises  and  the
representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows (terms defined in the Merger Agreement and used but not defined herein having the meanings assigned to such terms in the Merger Agreement):

                                  ARTICLE I

                         COVENANTS OF THE STOCKHOLDER

            Section 1.01. Agreement to Vote. At any meeting of the stockholders of Arch held prior to the earlier of (i) the Effective Time of the Merger and
(ii) the termination of the Merger Agreement (such earlier time being herein referred to as the "Voting Termination Date"), however called, and at every adjournment or postponement thereof prior to the Voting

Termination Date, or in connection with any written consent of the stockholders of Arch given prior to the Voting Termination Date, the Stockholder shall vote or cause to be voted the Stockholder Shares in favor of the approval of the Merger and each of the other transactions contemplated by the Merger Agreement and in favor of the approval and adoption of the Merger Agreement, and any actions required in furtherance hereof and thereof. The Stockholder shall not enter into any agreement or understanding with any person prior to the Voting Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Stockholder Shares in any manner inconsistent with the preceding sentence.

            Section 1.02. Proxies and Voting Agreements. The Stockholder hereby revokes any and all previous proxies granted with respect to matters set forth in Section 1.01. Prior to the Voting Termination Date, the Stockholder shall not, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 1.01, deposit any of the Stockholder Shares or enter into a voting agreement with respect to any of the Stockholder Shares.

            Section 1.03. No Solicitation.

            (a) From and after the date hereof until the termination of the Merger Agreement, the Stockholder will not, and will not authorize or permit any of his agents, affiliates or other representatives (collectively, "Stockholder Representatives") to, directly or indirectly, solicit or encourage (including by way of providing information) any prospective acquiror or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, an Acquisition Proposal.

            (b)  The  Stockholder  shall  immediately  cease  and  cause  to  be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Stockholder or any Stockholder Representatives with respect to any Acquisition Proposal existing on the date hereof.

            (c) Prior to the termination of the Merger Agreement, the Stockholder will promptly notify Pogo of any requests for information made to the Stockholder or any Stockholder Representative or the receipt of any Acquisition Proposal made to the Stockholder or any Stockholder Representative, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Acquisition Proposal, and the material terms and conditions of any Acquisition Proposal.

            (d)  Prior  to  the  termination  of  the  Merger   Agreement,   the
Stockholder shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal.

            (e) The provisions of this Section 1.03 do not prohibit any Stockholder Representative who is also an Arch Representative from taking actions permitted by Section 4.2 of the Merger Agreement.

            Section 1.04. Transfer of Stockholder Shares by the Stockholder. Prior to the record date for the Arch stockholder meeting to vote on the Merger Agreement, the Stockholder will not sell, transfer, assign, convey or otherwise dispose of any of the Stockholder Shares.

            Section 1.05. Other Actions.

            (a) Prior to the termination of the Merger Agreement, the Stockholder shall not take any action that would in any way restrict, limit, impede or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

            (b) The Stockholder agrees that from and after the date of this Stockholder Agreement, the Stockholder will not sell or in any other way reduce such party's risk relative to any Stockholder Shares, shares of Pogo Common Stock, or securities convertible into Pogo Common Stock controlled, owned or held by such Stockholder prior to the Merger, nor will it sell, or in any other way reduce its risk relative to any shares of Pogo Common Stock received in exchange for the Stockholder Shares in the Merger (within the meaning of Section
201.01 of the SEC's Financial Reporting Release No. 1) or any securities convertible into Pogo Common Stock, until the earlier of (i) such time as financial results (including combined sales and net income) covering at least 30 days of Pogo's post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 (or any successor thereto) issued by the SEC and (ii) 60 days after the first full calendar month of Pogo's post-merger operations (the "Restricted Period").

            (c) The Stockholder agrees that, at the Effective Time, he shall convert all of the Stockholder Shares controlled, owned or held by him in accordance with, and for the consideration described in, the Merger Agreement.

                                  ARTICLE II

             REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS
                              OF THE STOCKHOLDER

            The Stockholder represents, warrants and covenants to Pogo that:

            Section 2.01. Ownership. Except as set forth on Schedule 2.01, the Stockholder is, as of the date hereof, the beneficial and record owner of the Stockholder Shares, the Stockholder has the sole right to vote the Stockholder Shares and there are no restrictions on rights of disposition or other lien, pledge, security interest, charge or other encumbrance or restriction pertaining to the Stockholder Shares. None of the Stockholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Stockholder Shares, and no proxy, power of attorney or other authorization has been granted with respect to any of the Stockholder Shares.

            Section 2.03. Binding Effect. This Agreement has been duly executed and delivered by the Stockholder and is the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

            Section 2.04. Total Shares. The Stockholder Shares are the only shares of capital stock of Arch owned beneficially or of record as of the date hereof by the Stockholder, and the Stockholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of Arch and has no other interest in or voting rights with respect to any other securities of Arch.

            Section 2.05. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Arch, Pogo or Sub in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

            Section 2.06. Reasonable Efforts. Prior to the Termination Date, the Stockholder shall, solely in his capacity as a stockholder of Arch, use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Pogo in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement and this Agreement.


                                 ARTICLE III

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF POGO

            Pogo represents, warrants and covenants to the Stockholder that:

            Section 3.01. Corporate Power and Authority. Pogo has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Pogo of this Agreement and the consummation by Pogo of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pogo.

            Section 3.02. Binding Effect. This Agreement has been duly executed and delivered by Pogo and is a valid and binding agreement of Pogo, enforceable against Pogo in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

            Section 3.03. Cooperation. Subject to Section 5.16 of the Merger Agreement and the rules and requirements of applicable securities laws, Pogo shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Stockholder in doing, all things necessary, proper or advisable to allow the Stockholder to publicly sell shares of Pogo Common Stock received in the Merger after the Restricted Period without any unreasonable delay or restrictions.

                                  ARTICLE IV

                                MISCELLANEOUS

            Section 4.01. Expenses. Each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby; provided, however, that Arch may pay such expenses of the Stockholder.

            Section 4.02. Further Assurances. From time to time, at the request of the other party, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

            Section 4.03. Specific Performance. (a) The Stockholder agrees that Pogo would be irreparably damaged if for any reason the Stockholder fails to perform any of the Stockholder's obligations under this Agreement, and that Pogo would not have an adequate remedy at law for money damages in such event. Accordingly, Pogo shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this agreement by the Stockholder. This provision is without prejudice to any other rights that Pogo may have against the Stockholder for any failure to perform his obligations under this Agreement; (b) Pogo agrees that the Stockholder would be irreparably damaged if for any reason Pogo fails to perform any of Pogo's obligations under this Agreement, and that the Stockholder would not have an adequate remedy at law for money damages in such event. Accordingly, the Stockholder shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this agreement by Pogo. This provision is without prejudice to any other rights that the Stockholder may have against Pogo for any failure to perform its obligations under this Agreement.

            Section 4.04. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

      (a)   if to Pogo or Sub, to:

            Pogo Producing Company
            5 Greenway Plaza, Suite 2700
            Houston, Texas 77046
            Attention: Gerald A. Morton
            Facsimile: 713-297-4970

      with a copy to:

            Robert Stillwell
            Baker & Botts, L.L.P.
            3000 One Shell Plaza
            Houston, Texas  77002
            Facsimile:  713-229-1522

      (b)   if to Stockholder, to:

            [Insert name]
            [Insert address]

            Facsimile: [Insert fax no.]

      with a copy to:

            --------------------------
            --------------------------
            Attention: ---------------
            Facsimile: ---------------

     Section 4.05. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. The term "person" is to be interpreted broadly to include any individual, corporation, partnership, trust, limited liability company, government or other entity and any group (as used with respect to Section 13(d) of the Securities Exchange Act of 1934, as amended).

     Section 4.06. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     Section 4.07. Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 4.08. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     Section 4.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 4.10. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with the terms thereof.

     Section 4.11. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder Shares beneficially owned by such Stockholder and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

     Section 4.12. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid but if any provision or portion of any provision of this agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

     Section 4.13. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

            IN WITNESS WHEREOF, Pogo and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.




                                    [Stockholder]


                                    POGO PRODUCING COMPANY



                                    By
                                          Gerald A. Morton
                                          Vice President-Law
                                          and Corporate Secretary

                                                                     EXHIBIT D
                                               FORM OF RESIGNATION AND RELEASE


                            RESIGNATION AND RELEASE

      In connection with the performance of that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of May ___, 1998, by and among Pogo Producing Company, a Delaware corporation ("Pogo"), Alphac, Inc., a Delaware corporation and a direct wholly owned subsidiary of Pogo ("Sub"), and Arch Petroleum Inc., a Delaware corporation ("Arch"), the undersigned hereby agrees to tender his resignation from Arch, including the positions he currently holds with Arch at the Effective Time (as such term is defined in the Merger Agreement).

      Concurrent with such resignation, the undersigned, for himself, his attorneys, heirs, executors, administrators, successors and assigns does hereby release, acquit, and forever discharge Arch, Sub and Pogo from any and all liabilities, obligations, promises, agreements, rights, demands, costs, losses, debts and expenses (including attorneys fees and costs actually incurred), of any nature whatsoever, known or unknown, which the undersigned now has, owns, or holds, or claims to have, own, or hold, or which he at any time heretofore had, owned or held, or claimed to have had, owned or held, or which he at any time hereafter may have, own, or hold, or claim to have, own, or hold, against each or any of Arch, Pogo or their affiliates, assigns or successors (collectively, the "Responsible Parties"), arising under or related to his employment with Arch or under that certain Employment Agreement, dated as of ____________, ____, by and between Arch and the undersigned, as amended by that certain Amendment to Employment Contract dated _________ (as so amended, the "Employment Agreement"), including without limitation claims for compensation, except (i) with respect to the obligations under the severance provisions of Paragraph 3.2(a) (the "Severance Obligations") of the Employment Agreement and (ii) for indemnification obligations owed by Arch and/or Pogo to the undersigned pursuant to the Merger Agreement, the Certificate of Incorporation of Arch or Delaware law; provided, however, that this Resignation and Release shall be conditioned upon, and shall be revocable in the event that the Responsible Parties, jointly or severally, fail to fulfill the Severance Obligations.

      This Resignation and Release shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. This Resignation and Release may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Resignation and Release may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

      Executed to be effective as of the ____ day of May, 1998.



                                  [INSERT NAME]


ACCEPTED THIS ____ DAY OF MAY, 1998:

ARCH PETROLEUM INC.


By:
Name:
Title:

POGO PRODUCING COMPANY


By:
Name:
Title: